UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Stereotaxis, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

July 20, 2012

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on August 22, 2012. We will hold the meeting at 8:00 a.m. Central Daylight Time at the Eric P. Newman Education Center; 320 South Euclid Avenue, Seminar B Room, 1st Floor, St. Louis, MO 63110.

Details regarding the business to be conducted at the Annual Meeting are described in the enclosed proxy statement. We encourage you to read our Annual Report on Form 10-K, which is also enclosed. It includes our audited financial statements and provides information about our business and products.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail, Internet, telephone, or in person at the meeting.

On behalf of the entire Board, we look forward to seeing you at the meeting.

Sincerely,

William C. Mills III Chairman of the Board

STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 20, 2012

The Annual Meeting of Shareholders of Stereotaxis, Inc. will be held at the Eric P. Newman Education Center; 320 South Euclid Avenue, Seminar B Room, 1st Floor, St. Louis, MO 63110, on Wednesday, August 22, 2012, at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect two directors as Class II Directors to serve until our 2015 Annual Meeting;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012;

3.	To approve, by non-binding vote, executive compensation;

4.	To approve the Stereotaxis, Inc. 2012 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed June 29, 2012, as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

A proxy statement, form of proxy and the Company’s 2011 annual report on Form 10-K are enclosed. We first began sending this proxy statement and proxy card to all shareholders of record on July 20, 2012.

By Order of the Board of Directors, STEREOTAXIS, INC.

Karen Witte Duros Secretary St. Louis, Missouri July 20, 2012

IMPORTANT NOTICE

Please Vote Your Shares Promptly

I.	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s shareholders in connection with its 2012 Annual Meeting of Shareholders to be held on August 22, 2012, and any and all adjournments and postponements thereof. This proxy statement and the accompanying proxy card were first sent to our shareholders on or about July 20, 2012. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We will hold the Annual Meeting of Shareholders on August 22, 2012, at 8:00 a.m., Central Daylight Time, at the Eric P. Newman Education Center; 320 South Euclid Avenue, Seminar B Room, 1st Floor, St. Louis, MO 63110.

Q.	How do I get electronic access to the proxy materials?

This proxy statement is available to be viewed, downloaded, and printed, at no charge by accessing the following Internet address: http://www.stereotaxis.com. If you have any questions about accessing these materials via the Internet, please contact the Corporate Secretary at (314) 678-6100, or e-mail us at Karen.duros@stereotaxis.com.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote (in person or by proxy) if you were a shareholder of record of shares of our common stock at the close of business on June 29, 2012 (the “Record Date”). On June 29, 2012, there were 78,081,906 shares of our common stock outstanding and entitled to vote and no shares of our preferred stock outstanding.

Q.	What am I being asked to vote on at the meeting?

We are asking our shareholders to (1) elect two Class II Directors to serve until our 2015 Annual Meeting of Shareholders, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year, (3) approve, by non-binding vote, executive compensation, (4) approve the Stereotaxis, Inc. 2012 Stock Incentive Plan, and (5) transact such other business as may properly come before the meeting.

Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most shareholders will be able to choose whether they wish to vote using the Internet, by telephone or mail. The availability of Internet voting or telephone voting for shareholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on August 21, 2012, the day before the date of the Annual Meeting. If you hold your shares directly as a shareholder of record and you attend the meeting, you may vote by ballot. If you hold your shares in street name through a bank or broker and you wish to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet or by telephone by following the instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone or by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	submitting a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on August 21, 2012;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the shareholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year, “FOR” the non-binding approval of executive compensation, and “FOR” the approval of the Stereotaxis, Inc. 2012 Stock Incentive Plan.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and the proxy statement and proxy card were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the Annual Meeting.

Q.	What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, “FOR” the approval of executive compensation, and “FOR” the approval of the Stereotaxis, Inc. 2012 Stock Incentive Plan, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of the Company’s auditor is considered routine, but the election of directors, approval of executive compensation and approval of our 2012 Stock Incentive Plan are non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be presented at the Annual Meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you also must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

II.	PROPOSAL I: ELECTION OF DIRECTORS

The Board, pursuant to the bylaws, has set the number of directors of the Company at nine. The directors are divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third Annual Meeting following his or her election and until the election and qualification of his or her successor. Following the Annual Meeting, there will be a vacancy in one position of the Class II directors because one of the Class II directors is not standing for re-election.

The Nominating and Corporate Governance Committee of the Board has nominated Joseph D. Keegan and Robert J. Messey to serve as Class II directors to serve until the 2015 Annual Meeting of Shareholders. Certain information with respect to the nominees for election and the other directors whose terms of office as directors will continue after the Annual Meeting of Shareholders is set forth under the heading “Directors and Executive Officers” below. Proxies cannot be voted for a greater number of persons than the number of nominees named in each Class.

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

III.	DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age, and business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between any of our directors and executive officers.

Class II Directors (terms expiring at the 2012 Annual Meeting; nominees for reelection to the Board at the 2012 Annual Meeting)

Robert J. Messey

Director since May 2005

Mr. Messey, 66, served as the Senior Vice President and Chief Financial Officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the Vice President of Financial Services of Jacobs Engineering Group, Inc. from 1999 to 2000 following that company’s acquisition of Sverdrup Corporation, where he had served as Senior Vice President and Chief Financial Officer from 1992 to 1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He serves as a director and member of the audit and compensation committees of Oxford Resources Partners, LP, a publicly traded coal mining company. He previously served as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded manufacturer of industrial electrical motors. He also serves as an advisory director, chairman of the audit committee, and member of the compensation committee of a privately held mining company. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance provides the Board with a great deal of expertise on the financing, accounting and compliance matters.

Joseph D. Keegan, Ph.D.

Director since February 2011

Dr. Keegan, 59, served as the president, chief executive officer and a director of ForteBio, Inc., a venture capital funded life sciences company, from 2007 until February, 2012. He currently serves as a director of Seahorse Bioscience, Inc., Response Biomedical Corp., as chairman of the board of Labcyte Corporation, and as a director and chairman of the board of the Analytical and Life Science Systems Association. From 1998 to 2007, Dr. Keegan was president, chief executive officer and a director of Molecular Devices Corporation. From 1992 to 1998, he held several senior management positions with Becton Dickinson and Company, including president of Worldwide Tissue Culture, and vice president and general manager of Worldwide Flow Cytometry. Prior to that, he held a number of positions with Leica, Inc., General Electric Company and Hewlett Packard Company. He previously served as a director of Alpha Innotech Corp., BioImagene Corporation, Essen Instruments and Upstate Biotechnology. He also serves on the board of directors of the San Francisco Opera. Dr. Keegan earned a Ph.D. in Physical Chemistry from Stanford University and a B.A. in Chemistry from Boston University. Dr. Keegan’s strong executive experience and knowledge of high growth life sciences businesses provides valuable support for general management matters and commercial adoption of our products.

Class III Directors (terms expiring at the 2013 Annual Meeting)

William M. Kelley

Director since January 2003

Mr. Kelley, 77, has served as the Chairman Emeritus of Hill-Rom Company since July 2005. Prior to that time, he held the position of Chairman since 1995. He also currently is a partner, along with Mr. Benfer, of Advisors to Healthcare Suppliers, a healthcare and health services consulting firm and he serves as its president. Mr. Kelley served as President and CEO of Hill-Rom Company from 1992 to 1995, Sr. Vice President, Sales and Operations from 1989 to 1992 and Sr. Vice President, Sales and Marketing from 1980 to 1989. He currently serves as the co-chairman on the advisory board of 1-800-DOCTORS. He has been honored numerous times for his contributions to the healthcare industry including as an Honorary Fellow of the American College of Health Care Executives. He was educated at Hanover College and George Washington University. Mr. Kelley’s experience and leadership at Hill-Rom Company and Advisors to Healthcare Suppliers provides the Company with important insight on our operational and sales initiatives.

Fred A. Middleton

Director since June 1990

Mr. Middleton, 63, served as our Chairman of the Board from June 1990 until May 2012. He has been a General Partner in Sanderling Ventures since 1987. Prior to that time, he was an independent investor in the biomedical field. From 1984 to 1986, Mr. Middleton was Managing General Partner of Morgan Stanley Ventures. He joined Genentech, Inc. in 1978 and was a part of the management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles including Vice Presidencies of Finance, Administration, and Corporate Development, and Chief Financial Officer. Mr. Middleton also served as President of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a Vice President of Chase Manhattan Bank. Mr. Middleton is a director of two publicly held biotechnology companies, Endocyte, Inc. and Pacira Pharmaceuticals, Inc. He also serves as a member of the board of directors of several privately held biomedical companies. Mr. Middleton holds an M.B.A. from Harvard University and a B.S. degree in Chemistry from the Massachusetts Institute of Technology. Mr. Middleton’s business experience provides a unique perspective on the Company’s strategic initiatives, investor markets and financial outlook and his service on the Board for over 20 years provides valuable insight.

William C. Mills III

Director since June 2000

Chairman of the Board since May 2012

Mr. Mills, 56, is an independent venture capitalist with over 31 years of experience in venture capital. He currently serves as Chairman of the Board of Managers of Ascension Health Ventures III, L.P., a strategic healthcare venture fund focused on the medical device, technology and service sectors, and he is a member of the board of directors of Interleuken Genetics, Inc., a publicly traded company that develops and markets genetic tests. From 2004 until 2009, Mr. Mills was a managing member of a management company conceived by EGS

Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. Earlier, Mr. Mills was a Partner in the Boston office of Advent International, a private equity and venture capital firm, for five years. At Advent, he was co-responsible for healthcare venture capital investments and focused on investments in the medical technology and biopharmaceutical sectors. Before joining Advent, Mr. Mills spent more than 11 years with the Venture Capital Fund of New England where he was a General Partner. Prior to that, he spent seven years at PaineWebber Ventures/Ampersand Ventures as Managing General Partner. Mr. Mills received an S.M. in Chemistry from the Massachusetts Institute of Technology, an M.S. in Management from the Massachusetts Institute of Technology Sloan School of Management and an A.B. in Chemistry from Princeton University. Mr. Mills has significant experience serving on the boards of growing companies in the medical technology and biotechnology fields. This experience, coupled with his scientific and technical expertise, provides valuable knowledge regarding the Company’s strategy, intellectual property, regulatory, and compliance activities.

Class I Directors (terms expiring at the 2014 Annual Meeting)

David W. Benfer

Director since February 2005

Mr. Benfer, 66, currently serves as the Chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers. In addition, along with Mr. Kelley, he serves as a partner in Advisors to Healthcare Suppliers, a healthcare and health services consulting firm. Since 2010, he has served on the advisory board of Investor Growth Capital U.S., a venture capital firm. From 1999 to 2009, Mr. Benfer served as President and Chief Executive Officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the President and Chief Executive Officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as Senior Vice President for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and Chief Executive Officer of the Henry Ford Hospital from 1985 to 1992. He served as the Chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on its Board of Governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the Board of the Catholic Health Association from 2003 until 2008. Mr. Benfer also serves as a director of a private financial institution. He earned his M.B.A. from Xavier University and his B.S.B.A. from Wittenburg University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Michael P. Kaminski

Director since August 2008

Mr. Kaminski, 52, was named Chief Executive Officer effective January 1, 2009, and retained the title of President after having previously served as our President and Chief Operating Officer since February 2007. Mr. Kaminski previously served as our Chief Operating Officer since he joined the Company in April 2002. Prior to joining the Company, Mr. Kaminski spent nearly 20 years with Hill-Rom Company (Hillenbrand Industries). In his last position with Hill-Rom, Mr. Kaminski served as Senior Vice President of North American Sales and Service. Prior to that, he served as General Manager of the Acute Care Hospital Division of Hill-Rom. Mr. Kaminski earned an M.B.A. from Xavier University and a B.S. in Marketing from Indiana University. As our Chief Executive Officer, Mr. Kaminski provides comprehensive insight to the Board on a broad range of issues, including strategic planning, project implementation, marketing and relationships with investors and the finance community.

Eric N. Prystowsky, M.D.

Director since February 2007

Dr. Prystowsky, 65, has been the Director of the Clinical Electrophysiology Laboratory at St. Vincent Hospital in Indianapolis, Indiana, since 1988. He also currently is a Consulting Professor of Medicine at Duke University Medical Center. He is the former chairman of the American Board of Internal Medicine’s test writing committee for the Electrophysiology Board Certification Examination and the past president of Heart Rhythm Society. He currently serves as Editor-in-Chief of the Journal of Cardiovascular Electrophysiology. Dr. Prystowsky also serves on the board of directors of CardioNet, Inc., a publicly held cardiac rhythm services company. From 1986 to 1988, Dr. Prystowsky was Professor of Medicine and Director of Clinical Electrophysiology at Duke University Medical Center. From 1979 to 1986, he served as a full time faculty member at the Indiana University School of Medicine, where he was director of the electrophysiology laboratory. He earned his M.D. from the Mt. Sinai School of Medicine and a bachelor’s degree from Pennsylvania State University. Dr. Prystowsky completed his internal medicine training at Mt. Sinai Hospital in New York City and his training in cardiology and clinical electrophysiology at Duke University Medical Center. Dr. Prystowsky has conducted extensive research with respect to cardiac arrhythmias, the treatment of which is one of the Company’s primary focuses. Dr. Prystowsky is also internationally recognized as an expert in atrial fibrillation and such expertise is important in the Company’s product development efforts.

Board Leadership Structure and Board Role in Risk Oversight

Fred A. Middleton, a non-management director, served as the Chairman of our Board of Directors from June 1990 until May 2012. In May 2012, William C. Mills III, a non-management director, was appointed by the Board to serve as the Chairman of the Board. Our Company has no set policy regarding an independent Chairman of the Board. The Board regularly evaluates the responsibilities of the independent Board chairman and whether the separation of the offices of Chairman of the Board and Chief Executive Officer continues to best serve the Company. Our independent directors regularly have executive sessions as part of our regular meeting schedule during which only the independent directors are present.

Our Board provides risk oversight to the Company through the Nominating and Corporate Governance Committee and the Audit Committee. The Nominating and Corporate Governance Committee monitors healthcare compliance and regulatory risk and the Audit Committee monitors financial risks faced by the Company. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management policies and procedures. In addition, the Audit Committee regularly meets in a private session with the Company’s independent auditors.

Director Independence

Our Board has determined that, other than Mr. Kaminski, each of our directors, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the rules of the NASDAQ Global Market. As a result, our Board currently has a majority of independent directors consistent with the rules of the NASDAQ Global Market. Each member of the Audit Committee is independent as defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. During 2011, the Company had consulting agreements with Dr. Prystowsky and Mr. Kelley, respectively. The Board determined that these agreements did not impair the director’s independent judgment. Mr. Kelley’s agreement was mutually terminated during 2011.

Board Meetings and Committees; Annual Meeting Attendance

During fiscal year 2011, the Board of Directors held five regular meetings and seven special meetings. During fiscal year 2011, all incumbent directors, except Dr. Prystowsky, attended 75% or more of the aggregate meetings of the Board and the Board committees on which they served during the period they held office. Dr. Prystowsky attended 75% or more of the Board’s regular meetings. He is a practicing physician and due to his patient schedule, he was unable to attend any of the special meetings. Directors are encouraged, but not required, to attend our Annual Meeting of Shareholders. All of the directors attended our 2011 Annual Meeting of Shareholders.

The Board has established three standing committees. Presently, the standing committees are: Audit, Compensation, and Nominating and Corporate Governance. In addition, in 2010, the Board established a Technology Committee. The Technology Committee was dissolved in February 2011, and in May 2011, a Strategy and Technology Committee was established. Committee membership as of the end of fiscal year 2011 was as follows:

Audit	Compensation
Robert J. Messey, Chairman	Fred A. Middleton, Chairman
David W. Benfer	William M. Kelley
William C. Mills III	Robert J. Messey

Nominating & Corporate Governance	Strategy and Technology
William C. Mills III, Chairman	William C. Mills III, Chairman
Christopher D. Alafi	Christopher D. Alafi
David W. Benfer	David W. Benfer
William M. Kelley	Joseph D. Keegan

Mr. Middleton also serves, without additional compensation, as an ex-officio member of the Strategy and Technology Committee.

The Board has adopted a written charter for each of the committees. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and our Code of Ethics and Business Conduct are published on our website at www.stereotaxis.com/investors/governance.html. These materials are available in print to any shareholder upon request. From time to time the Board and the Committees review and update these documents as they deem necessary and appropriate.

Audit Committee

The Board has determined that each member of the Audit Committee is independent and each is financially sophisticated under the NASDAQ Global Market rules. Mr. Messey, who currently serves as the chair of the Audit Committee, qualifies as an Audit Committee Financial Expert under SEC rules and regulations. The Audit Committee assists our Board in its oversight of:

•	the integrity of our financial statements;

•	our accounting and financial reporting process, including our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

•	any related-party transaction that creates a conflict of interest situation;

•	all audit services; and

•	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2011, the Audit Committee met seven times.

Compensation Committee

Each member of the Compensation Committee qualifies as an “Independent Director” under the NASDAQ Global Market rules and as an “Outside Director” under Section 162(m) of the Internal Revenue Code of 1986. The functions of the Compensation Committee include:

•	assisting management and the Board in defining an executive compensation policy;

•	determining the total compensation package for our chief executive officer and other executive officers;

•

administering each of our equity-based compensation plans, including our 1994 Stock Option Plan, our 2002 Stock Incentive Plan, our 2002 Non-Employee Directors’ Stock Plan, and our 2009 Employee Stock Purchase Plan; and

•	approving new incentive plans and major benefit programs.

During fiscal year 2011, the Compensation Committee met seven times.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee qualifies as an “Independent Director” under the NASDAQ Global Market rules. The Nominating and Corporate Governance Committee assists the Board in:

•	identifying and evaluating individuals qualified to become Board members;

•	reviewing director nominees received from shareholders;

•	selecting director nominees for submission to the shareholders at our Annual Meeting;

•	selecting director candidates to fill any vacancies on the Board;

•	overseeing the structure and operations of the Board, including recommending Board committee structure, appointments and responsibilities; and

•	overseeing our healthcare compliance policies.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us.

During fiscal year 2011, the Nominating and Corporate Governance Committee met four times.

Strategy and Technology Committee

The Strategy and Technology Committee was established in 2011 to assist the Board in its oversight of our strategic and technology initiatives by:

•	examining management’s strategic and technology direction and investment in research and development, and initiatives regarding technology, new products and new business models and structures; and

•	advising the Board to help assure the Company makes well-informed choices in committing its resources.

During fiscal year 2011, the Strategy and Technology Committee met twelve times. In addition to his duties as Chairman of the Committee, Mr. Mills assisted the Board with several initiatives relating to proposed investments in technology or products lines and our financial strategy and capital structure. Various Committee members also held a number of ad-hoc conference calls to discuss and advance the Committee’s objectives.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the Committee has adopted a written policy setting forth the minimum qualifications to serve as a director of the Company. These minimum qualifications emphasize integrity, independence, experience, strength of character, mature judgment and technical skills applicable to the Company. The Committee also will consider whether the candidate is able to represent fairly and equally all shareholders of the Company without favoring or advancing any particular shareholder or other constituency of the Company.

The Committee also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and Board. We do not have a formal policy regarding diversity, but the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

In the Committee’s discretion, the Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its shareholders.

The Committee has written procedures for identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

•

The Committee in its discretion gives due consideration to the renomination of incumbent directors who desire to continue their service and who continue to satisfy the Committee’s criteria for membership on the Board.

•

If there is no qualified and available incumbent or if there is a vacancy on the Board, the Committee will identify and evaluate new candidates and will solicit or entertain recommendations for nominees from other Board members and the Company’s management. The Committee also may engage a professional search firm to assist it in identifying qualified candidates.

Nomination of Directors by Shareholders

The Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. This is the deadline that will apply if the Company holds its 2013 Annual Meeting of Shareholders on or about the anniversary date of this 2012 Annual Meeting. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to shareholders or made public, whichever first occurs. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

•	the Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent director;

•

for each annual meeting of shareholders, it is anticipated that the Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders (within the meaning of SEC Regulation 13D); and

•

while the Committee has not established a minimum number of shares that a shareholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the shareholder must own its shares, the Committee may in its discretion take into account the size and duration of a recommending shareholder’s ownership interest in the Company.

The Committee may in its discretion also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company, to the extent such information is available to the Committee. The Committee may elect not to consider recommendations of nominees who do not satisfy the criteria described above, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the Committee will be considered by the Committee.

Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•

A detailed résumé describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our Corporate Secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures.

Shareholder Communications Policy

Any shareholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of shareholder; and

•	Any individual director or Committee to whom the shareholder would like to have the written statement and other information sent.

The Corporate Secretary will forward the information to the Chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Ethics and Business Conduct

Our Board adopted a Code of Ethics and Business Conduct for all of our directors, officers and employees effective August 1, 2004. Shareholders may download a free copy of our Code of Business Conduct and Ethics from our website (www.stereotaxis.com) or by request to our Chief Financial Officer as follows:

Stereotaxis, Inc.

Attention: Samuel W. Duggan, II

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

314-678-6100

To the extent required by law or the rules of the NASDAQ Global Market, any amendments to, or waivers from, any provision of the Code of Ethics and Business Conduct will be promptly disclosed publicly. To the extent permitted by such requirements, we intend to make such public disclosure by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules. Information on our website does not constitute part of this Proxy Statement.

IV.	DIRECTOR AND EXECUTIVE COMPENSATION

Effect of Reverse Stock Split

On July 10, 2012, the Company effected a reverse split of the Company’s common stock at a ratio of one-for-ten shares (“Reverse Stock Split”). Each ten shares of the Company’s issued and outstanding common stock was automatically combined and converted into one issued and outstanding share of common stock. The reverse stock split also affects the common stock underlying stock options, stock appreciation rights, restricted stock units, warrants, and convertible debentures outstanding immediately prior to the effectiveness of the Reverse Stock Split. Our common stock began trading on the NASDAQ Global Market on a post-split basis on July 11, 2012. Awards of stock options, stock appreciation rights and restricted stock units, as well as the ownership of shares of common stock, disclosed in the tables in this Proxy Statement and the footnotes following such tables are as of the dates specified and recalculated based on the Reverse Stock Split.

Director Compensation Policies

In May 2011, the Compensation Committee adopted a revised compensation program for non-employee directors. Under the revised program, which does not take into account the Reverse Stock Split, meeting fees were eliminated and the annual retainer fees were increased. Additionally, the annual grant to directors of options to purchase our common stock was revised to consist of an award of restricted shares and a reduced number of options. At each annual shareholders’ meeting, all non-employee directors receive an automatic grant of restricted shares and an option to purchase a number of shares of common stock (which may include additional shares for the chairman or other Board members) as determined by the Board. Additionally, the Compensation Committee may grant other restricted shares or options to non-employee directors from time to time. Each director currently receives an annual grant of 2,700 restricted shares (or 5,400 in the case of the Chairman of the Board) and an option to purchase 10,500 shares (or 21,000 in the case of the Chairman of the Board).

In addition to the annual grants, newly elected directors are entitled to receive an initial option to purchase 21,000 shares of common stock and 5,400 restricted shares. Further, members who participate on the principal committees of the Board receive annual supplemental awards. The chairman and/or designated financial expert of the Audit Committee and the chairman of the Compensation Committee each receive an annual grant of 7,000 options and 1,800 restricted shares, and the chairman of the Nominating and Corporate Governance Committee receives an annual grant of 3,500 options and 900 restricted shares. Each other member of the Audit, Compensation and Nominating and Corporate Governance Committees receives an annual grant of 1,750 options and 450 restricted shares. Initial grants of options and restricted shares to new directors vest over a two-year period, with 50% vesting after the first year and the remainder vesting monthly thereafter. All other restricted shares and options vest one year from the date of grant or on the date of the next annual shareholders’ meeting, whichever is earlier. All options under the plan are granted at a price equal to the fair market value of the stock on the date of grant and have a term of 10 years.

The directors’ annual retainer fees are generally paid quarterly. The payments made during the first and second quarters of 2011 were made according to the non-employee directors’ compensation program in effect prior to May 2011. Under that program, each non-employee director received an annual retainer of $18,000 ($24,000 for the chairman of the Board), and a payment of $1,500 for each in-person Board meeting and $500 for each telephone meeting.

Under the compensation program adopted by the Board in May 2011, each non-employee director receives a $30,000 annual retainer ($36,000 for the chairman of the Board) for Board membership. Beginning with the third quarter of 2011, payments of annual retainers were made under this program. Each member of the Strategy and Technology Committee received a one-time cash retainer of $10,000. The chairman of the Strategy and Technology Committee received a one-time cash retainer of $15,000, in lieu of the member retainer. In addition, during 2011, the Board approved an additional retainer of $100,000, payable quarterly, for the Chairman of the Strategy and Technology Committee in connection with additional assistance to be furnished to the Board relating to a number of assignments on behalf of the Committee.

For the period from January 1, 2012 through December 31, 2012, the annual cash retainer payable to each non-employee director was reduced by 50%, and each director was granted restricted share units in lieu of the cash payments.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and Committee meetings.

The following table discloses compensation information of members of our Board of Directors for serving as members of the Company’s Board in 2011. The outstanding awards disclosed in the footnotes below are as of the dates specified, recalculated based on the Reverse Stock Split.

Director	Fees Earned or Paid in Cash ($)	Stock Awards $(1)	Option Awards ($)(1)	All Other Compensation	Total ($)
Fred A. Middleton (2)	36,500	23,256	51,100	-	110,856
Christopher Alafi, Ph.D. (3)	36,750	10,175	22,356	-	69,281
David W. Benfer (4)	40,500	11,628	25,550	-	77,678
Michael P. Kaminski (5)	-	-	-	-	-
Joseph D. Keegan (6)	25,000	11,628	25,550	-	62,178
William M. Kelley (7)	29,250	8,721	19,163	20,000	77,134
Robert J. Messey (8)	34,250	15,989	35,131	-	85,370
William C. Mills III (9)	83,000	13,082	28,744	-	124,826
Eric N. Prystowsky, M.D. (10)	25,500	8,721	19,163	41,800	95,184

(1)	Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	720 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 22,550 options were outstanding as of December 31, 2011, 19,750 of which were exercisable as of such date.

(3)	315 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 9,225 options were outstanding as of December 31, 2011, 8,000 of which were exercisable as of such date.

(4)	360 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 11,150 options were outstanding as of December 31, 2011, 9,750 of which were exercisable as of such date.

(5)	As a member of the Company’s management, Michael P. Kaminski did not receive compensation for his services as a director in 2011. The compensation received by Mr. Kaminski as an employee of the Company is shown in the Summary Compensation Table below.

(6)	Dr. Keegan joined the Board effective February 2011. He received an initial grant of 3,000 options under the director compensation program in effect prior to May 2011. 270 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 4,050 options were outstanding as of December 31, 2011, none of which were exercisable as of such date.

(7)	360 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 13,552 options were outstanding as of December 31, 2011, 12,152 of which were exercisable as of such date. All other compensation reflects amounts paid under a consulting agreement between Mr. Kelley and the Company. The consulting agreement was terminated by mutual agreement in August 2011.

(8)	495 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 13,925 options were outstanding as of December 31, 2011, 12,000 of which were exercisable as of such date.

(9)	405 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 14,075 options were outstanding as of December 31, 2011, 12,500 of which were exercisable as of such date.

(10)	270 time-based restricted stock awards were outstanding as of December 31, 2011, none of which were vested as of such date. 7,800 options were outstanding as of December 31, 2011, 6,750 of which were exercisable as of such date. All other compensation reflects amounts paid under a consulting agreement between Dr. Prystowsky and the Company.

Compensation Discussion and Analysis

Executive Summary

2011 represented a challenging year for our business as we transitioned to a new robotic platform, launching our next generation Niobe® ES magnetic navigation system. The launch of this platform occurred at the end of the year in December 2011 and has already received very positive feedback, with operators noting an improvement in efficiency due to the Niobe® ES system in over 90% of cases. However, the anticipated launch of the Niobe® ES system also adversely impacted our financial performance in 2011, as potential customers awaited the new platform in lieu of ordering the Niobe® II system, our prior generation technology. While this has ultimately contributed to a year-over-year decline in revenue and new capital orders, we nevertheless view the Niobe® ES system, as well as our EpochTM Solution also introduced in 2011, as a platform for growth, and we also saw strong performance with respect to the utilization of our robotic technology and associated recurring revenues. Our significant business outcomes for 2011 are as follows:

•	Total revenues fell by 22.3% to $41.9 million, primarily in connection with the transition to the new Niobe® ES system that resulted in a decline in new capital orders over the year;

•	Although capital orders were down, the Niobe system continued to have double digit growth in the volume of EP procedures and in the utilization for complex cardiac ablations;

•	Driven by strong utilization of our technology, recurring revenue increased by 15.1% to $26.4 million;

•	We proactively recognized the challenges of our business transition and took significant action to control costs – by the end of 2011 we reduced our annualized operating expense run rate by 20%; and

•	Reflective of the above outcomes, our stock price has declined from approximately $4/share at the beginning of 2011 to approximately $0.80/share by year end.

Within this business performance context, the compensation outcomes for the 2011 fiscal year, as well as pay program decisions made to-date in 2012, continue to reflect our commitment to aligning executive pay and business performance. Consequently, we note the following linkages of pay and performance with respect to 2011 and thus far in 2012:

•	No payouts were earned under the 2011 Management Bonus Plan

Reflecting our decline in revenues and orders over 2011, which were both key metrics in the 2011 Management Bonus Plan, our executives received no payouts under this incentive program.

•	2011 long-term incentive awards have realized no value

During 2011, executives received a mix of stock-settled stock appreciation rights (“SARs”) and performance-based restricted shares. These SARs, with a strike price of $3.52, or $35.20 based on the Reverse Stock Split, are currently underwater, and the earnings before interest, taxes, depreciation and amortization (“EBITDA”) and GAAP net income performance criteria for the performance shares have not yet been achieved. These performance-based shares will not vest and will be forfeited if these objectives are not met by the end of the 3-year period ending December 31, 2013.

•	Stock ownership guidelines were implemented for our executive officers

In addition to providing regular grants of equity, we believe that setting ownership standards for our executive team ensures that they are well-aligned with shareholder interests by having a certain amount of their personal wealth invested in the Company.

•	Commencing in October 2011, a portion of executive base salaries are to be paid in RSUs over an 18-month period; these RSUs vest at the conclusion of this period

By converting a component of executive base salary into time-vested equity (recommended by our senior executives), we controlled cash expense, linked a greater proportion of executive pay to stock price performance, and aligned management with the broader non-management employee base that received retention equity awards approximately at the same time. Over the 18-month period, our President & CEO will receive $102,000 of his base salary in restricted stock units (“RSUs”). Our Senior Vice President, Marketing and Business Development will receive $42,750 of his base salary in RSUs, and our Senior Vice President, General Counsel and Secretary will receive $40,500 of her base salary in RSUs.

•	The 2012 Management Bonus Plan creates a sense of urgency and incorporates performance objectives that are critical to our business recovery

The 2012 annual bonus opportunity focuses on achievement of business plan objectives with respect to revenues, capital orders and adjusted EBITDA. As business circumstances in 2011 had a significant adverse impact on our ability to generate revenue and new capital orders, we view improved performance in these metrics as key priorities for the business in the coming year. Performance will be measured and bonuses paid on a semi-annual basis to create further emphasis on a rapid turnaround in our business.

•	2012 performance share awards vest only upon the achievement of bottom line milestones

These awards vest only upon the achievement of positive adjusted EBITDA and adjusted net income criteria over the next two fiscal years. We believe that these are significant milestones toward our business being able to operate on a cash flow positive basis and will create significant shareholder value. Over the next two fiscal years these shares vest as follows: 50% upon achievement of one quarter of positive adjusted EBITDA by December 31, 2012, and 50% vest upon achieving at least two out of three consecutive quarters with positive adjusted net income by December 31, 2013.

These recent pay outcomes and actions reflect our success in deploying compensation programs that balance pay realized by executives and the returns to our shareholders. The Committee further recognizes the importance of both providing market competitive pay opportunities and also motivating and retaining key talent in a challenging business environment. Specifically, we are guided by our compensation philosophy, as described in the section following this Executive Summary, to ensure that compensation programs consistently support our business objectives. As circumstances were dynamic over the course of 2011 and continuing into 2012, the Compensation Committee approved a number of different actions over this time, including the provision of special incentive opportunities, to adapt our compensation strategy to such circumstances as they arose. Ultimately, we believe that the decisions made over 2011 and those made so far in 2012 reflect the Committee’s efforts to appropriately incentivize executives, particularly with respect to rewarding management for capitalizing on the significant potential of, and market excitement around, our new Epoch Solution.

At its February 2011 meeting, the Committee approved our fiscal year 2011 Management Bonus Plan and long-term incentive equity awards. Our equity grant strategy was to motivate management and other employees in light of our depressed stock price, at the time trading between $3 and $4/share. Also approved were two key governance items: a new peer group and stock ownership guidelines.

1.	Adopted a new 18 company peer group and introduced the review of high technology company compensation survey data
An updated peer group of companies was created using a set of criteria representative of the companies with which we compete for executive talent. This new group is intended to provide a key external reference for purposes of benchmarking our executive pay, designing incentive programs, and establishing other sound compensation governance practices. In addition to the peer group, we also introduced the review of survey-based compensation data from high technology companies as an additional part of the compensation assessment process.

2.	Implemented stock ownership guidelines for executive officers
For our executive officers, including the Named Executive Officers, we have adopted stock ownership guidelines that require these executives to achieve a certain level of ownership by February 2014. In addition to facilitating an executives-as-owners environment, we believe that a substantial stock ownership requirement, and a relatively short time-period to comply, creates an appropriate sense of urgency to drive growth in our stock price.

3.	Increased base salaries for our Named Executive Officers
We increased the base salary of the President & CEO by 5% in consideration of the competitive positioning of his pay vs. market, his individual performance over the 2010 fiscal year, and that he had not received a base salary increase since January 2009, when he was first promoted to his current role as President & CEO. We also provided smaller base salary adjustments to certain other Named Executive Officers, ranging from 0.0% to 3.6%, in order to recognize these officers’ individual performance and development over the 2010 fiscal year.

4.	Approved the 2011 Management Bonus Plan
Target annual incentive opportunities for Named Executive Officers were set as the same as in prior years, but we introduced growth rate in electrophysiology (EP) procedures as a new plan metric. This metric reflects the degree to which our products are achieving broad-based adoption and is a key to generating shareholder value.

5.	Implemented a front-loaded 2011 long-term incentive equity program
Our equity award strategy in 2011 was to provide front-loaded grants to generate excitement throughout our employee base. These awards were intended to provide award value covering the 2011 and 2012 fiscal years, while supporting our goal to recreate a start-up culture. These awards were also intended to reinforce a sense of urgency in achieving or exceeding performance expectations and capitalizing on the momentum behind the Epoch Solution. For our Named Executive Officers, these awards were purely performance-based: composed of stock-settled SARs, which we have granted historically, and performance-based restricted shares that vest contingent upon the achievement of EBITDA and GAAP net income performance criteria. These shares also have a 3-year service requirement prior to vesting.

6.	Began granting stock-settled SARS with a 10-year term instead of a 5-year term (including for the 2011 equity grant)
In 2011, we began to grant stock-settled SARs with a term of 10 years, increased from the 5-year term used in prior grants. We believe that an extended time horizon over which SARs may appreciate in value, combined with stock ownership guidelines, provides a longer-term focus on sustained share price growth. In addition, the higher grant value of SARs with longer terms enabled us to grant a targeted grant value with fewer shares, reducing the dilutive impact of equity awards on shareholders. Our practice with respect to SAR vesting schedules was otherwise unchanged.

At its September 2011 meeting, as the year progressed and our shortfall in capital orders and revenues led to a further decline in stock price to approximately $1/share, the Board and the Committee acted to ensure Stereotaxis was well-positioned to restore growth and confidence in the business by: filling the vacant CFO position, controlling cash compensation costs as part of a broader cash expense control effort, and implementing an equity-based retention program for key non-executive personnel.

1.	Approved the hiring of, and compensation package for, a new Chief Financial Officer

Our recruitment for this management position was an important and necessary step for being able to execute on business and strategic priorities for Stereotaxis, particularly near-term challenges related to our decline in revenues and cash flows. The compensation package provided to our new CFO included a pro-rated opportunity under the 2011 Management Bonus Plan and a long-term incentive opportunity comprised of stock-settled SARs and performance-based restricted shares. The Committee determined it was appropriate for the new CFO’s annual and long-term incentive awards to be of the same design as such awards to our other Named Executive Officers in 2011.

2.	Implemented an employee stock retention plan for certain non-executive employees
We granted RSUs vesting over 18 months to select employees for purposes of retaining key talent, particularly commercial and technical experts, given the impact that our financial performance and depressed stock price has had on the compensation value realized by our employees. Retaining such talent is critical to our ability to successfully innovate, deploy, market and sell the Epoch Solution and our other products going forward.

3.	Temporarily converted a component of executive officers salaries to be paid in RSUs
In order to reduce cash compensation expense and provide greater incentive to drive stock price growth, we temporarily converted a portion of our executives’ salaries to be paid in the form of RSUs over an 18-month period commencing on October 10, 2011, as discussed above. The RSUs cliff vest on March 31, 2013, at the end of the 18-month period.

At its February 2012 meeting, following the launch of the Niobe ES magnetic navigation system in December, the Committee acted to define critical objectives for converting excitement and positive feedback regarding this technology into successful business results. Specifically, we narrowed the number of performance metrics in our 2012 Management Bonus Plan, focusing on top line growth objectives and achieving key steps to profitability. Also, with our stock price significantly below the grant price of our 2011 long-term incentive grant, (including a significant number of underwater SARs awarded to our Named Executive Officers) we acted to provide further equity value that rewards and motivates management to drive stock price growth from its current level.

1.	Approved 2012 Management Bonus Plan

For the fiscal year 2012 annual incentive, we established separate goals for each half of the fiscal year in order to create urgency around driving business performance and enable employees to be rewarded for activities that generate immediate business performance improvement. For our Named Executive Officers, bonus payouts are determined based on three equally weighted performance metrics: orders, revenue and adjusted EBITDA. We have set targeted performance equal to our planned business results, with threshold payouts earned at 90% of target performance and maximum “overachievement” performance set substantially above target. Relative to our 2011 bonus plan, this design focuses on restoring growth in our robotics business, continuing growth from OdysseyTM Solutions and recurring revenue sources, and making significant progress towards profitability.

2.	Granted management and other key employees a special award of performance shares
With the stock price at the time below $1/share, most outstanding equity awards to our management team (including those made in 2011) were significantly underwater or were unlikely to vest. The Committee decided that a special equity grant of performance shares was appropriate for a group of key employees, including our executive officers, sales and marketing leadership, and technical management. These awards are intended to retain such key talent and focus them on achieving profitability over the next one to two fiscal years. The performance-based restricted shares vest in two tranches: 50% vest upon achievement of an EBITDA performance criteria and 50% vest upon attaining a net income performance criteria. These shares add emphasis on achieving profitable levels of revenue while also addressing the lack of retentive or motivational value from management’s significant amount of underwater SARs.

3.	Approved the 2012 Stock Incentive Plan to be submitted to shareholders
We have submitted for shareholder approval the 2012 Stock Incentive Plan and share authorization. This plan is intended to reflect shareholder friendly and market best practice principles in governing our equity incentive programs. The limited size of our share authorization request reflects current business performance conditions and a focus on minimizing dilution to our shareholders. We have structured the authorization request to limit incremental potential dilution overall. However, if shares granted under our recently expired 2002 Stock Incentive Plan are forfeited or expire, a comparable increase in the authorized share pool in the proposed 2012 Plan would occur. We view the ability to use equity compensation to recruit, motivate and retain talent as critical to our ability to execute our business plan.

As evidenced by the above actions of our Compensation Committee, we are committed to addressing the business challenges of 2011 and driving positive performance gains through 2012. This included ensuring that the compensation opportunities for management were compelling and meaningful, while maintaining incentive program designs that will only yield value if the Company is able to deliver financial results and stock price growth to shareholders. The following sections of the Compensation Discussion & Analysis provide supporting detail behind the commentary and observations provided in this summary.

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee considered the results of the 2011 advisory, non-binding “say-on-pay” proposal and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Because a substantial majority (95%) of our shareholders approved the compensation programs described in our proxy statement for the 2011 annual meeting of shareholders, the Compensation Committee did not implement changes to our compensation programs as a direct result of the shareholder advisory vote. However, as outlined in the forthcoming sections of this Compensation Discussion & Analysis the Committee did make a number of changes with respect to our fiscal year 2011 and 2012 compensation programs based on the business conditions facing the Company.

Compensation Philosophy

The objective of our compensation program is to attract, retain and motivate highly qualified executive officers while aligning the interests of these executives with those of shareholders. When designing compensation packages to achieve this objective, the Committee is guided by the following principles:

•

Align pay and performance:  Provide total compensation that is commensurate with stock price performance, the operational and financial success of our business, and the individual performance contributions of executives.

•	Manage program cost and dilution: Balance other considerations for executive pay programs with their impact on earnings, cash flow and stock dilution.

•

Provide market competitive pay:  Targeted compensation opportunities should generally reflect levels, both in terms of size of pay opportunity and mix of pay elements, observed in the competitive marketplace, as defined by the market median pay levels among companies with which we compete for talent.

We believe that adhering to these principles will create a total compensation program that supports our aim to deliver long-term shareholder value through business performance. In benchmarking the market competitiveness of total compensation, we utilize a peer group of select companies to represent our competitive labor market. Targeted total compensation opportunities are comprised of base salary, annual incentives and equity-based long-term incentives. In addition to the above principles, the Compensation Committee exercises its judgment in setting pay levels with respect to individual competencies and experience and the internal compensation equity among Named Executive Officers.

Compensation Determination Process

As in prior years, the 2011 pay review process occurred at the beginning of the fiscal year in January and February, at which time the Committee reviewed and approved adjustments in executive compensation, including base salary increases, target annual incentive opportunities, the approval of annual equity awards and the establishment of performance goals for the annual incentive plan and performance-based long-term awards. During the review process, the Committee considers a number of factors, including competitive market data, input received from the Company’s management, and an assessment of individual performance and the operating performance of the Company. In addition, the Committee has engaged the services of an independent compensation consultant firm, Pay Governance, LLC (the “Consultant”). The Consultant provides the Committee with market data and analysis, commentary on incentive design practices, and an external perspective on pay trends and legal and regulatory issues.

Through active discussions with the CEO, human resources personnel and the Consultant, the Committee receives input regarding various considerations relevant to compensation programs, such as business goals, strategic objectives for the Company, appropriate participants for incentive programs, market best practices, and any other information, as may be requested by the Committee. The CEO makes recommendations to the Committee regarding cash compensation for Named Executive Officers and, with respect to equity grants, the appropriate grants for executives and other employee levels. The Committee reviews the appropriateness of the recommendations of the CEO and accepts or adjusts such recommendations in light of the considerations applicable to the relevant element of compensation. It is also the Committee’s practice to set total compensation for the CEO during executive session.

In addition to context and recommendations provided by management, and consistent with our compensation philosophy, the Committee has historically set targeted total compensation (base salaries, annual incentives, and long-term incentive awards) at the median of the competitive market (reviewing data as described below); this positioning includes additional adjustment for other considerations such as business performance, company size and stock dilution. In addition, incentive programs are designed such that total compensation realized by executives is consistent with performance achievement:

•	Exceeds targeted incentive levels for performance that exceeds our short and long-term performance expectations; and

•	Falls below targeted incentive levels for performance that does not meet our short and long-term performance expectations.

This approach reflects the Compensation Committee’s philosophy to align executive pay outcomes directly with performance achievement. However, while incentive program designs are intended to be objective and formulaic, the Committee may also use its discretion to adjust compensation components for Named Executive Officers, as such discretion provides a means of acknowledging non-formulaic considerations such as the context in which certain performance achievement has occurred, the unique experience an individual brings to a role, and other factors the Committee deems relevant.

We also took a number of actions in 2011 to strengthen our compensation setting process relative to the prior year. Specifically, with the assistance of our Consultant, we updated and expanded the review of our of market compensation data and committed to reviewing such market data on a regular basis when considering pay program changes or developing pay packages for new executive officers. We believe that this enhanced review will better support implementing pay programs that are consistent with our compensation philosophy, particularly with respect to maintaining alignment between pay and performance. The Consultant made a number of recommendations for change to the Committee with respect to the governance of our compensation programs, these were:

•	Adopt stock ownership guidelines for the Company’s executive officers, including the Named Executive Officers;

•	Adopt a new peer group of 18 companies, designed based on a set of objective industry and financial criteria as well as input from the Committee and management; and

•

Incorporate into the pay review process, in addition to peer group information, survey-based compensation data from a broader sample of high technology companies within the 2010 Radford Global Technology Database.

After considering and discussing the above, the Committee approved the above recommendations by the Consultant. Specifically, the Committee viewed the use of both peer group and survey-based market data as a strong enhancement to the pay review process, enabling the Committee to consider multiple market data reference points when making decisions regarding the competitive positioning of executive compensation against the market.

In order to ensure that the peer group is most reflective of Stereotaxis’ business type and competitive market for talent, the Consultant identified and proposed companies that were comparable to Stereotaxis with respect to certain criteria:

•	Company type, scope of business operations, and organizational complexity

•	Within the healthcare equipment or healthcare information technology industries

•	Mix of business that includes recurring revenue products

•	Organizational size

•	Revenues less than $400 million

•	Market capitalization less than $500 million

•	Financial structure

•	Market capitalization / revenue ratio of at least 1.3

•	Positive revenue growth on a 1 year and 3 year basis

•	Reasonable total shareholder returns, given economic downturn

In addition to the above criteria, the Consultant received feedback from both management and the Committee regarding the relevance of certain companies to Stereotaxis’ business operations. In early 2011, the Committee adopted the following peer group of 18 companies, developed based on the above criteria, for use in the executive compensation planning process:

ABIOMED, Inc.	Hansen Medical, Inc.	Rockwell Medical Technologies, Inc.
Accuray, Inc.	LeMaitre Vascular, Inc.	The Spectranetics Corporation
AtriCure, Inc.	MAKO Surgical Corp	SonoSite, Inc.
Conceptus, Inc.	Masimo Corporation	Synovis Life Technologies, Inc. *
CryoLife, Inc.	NuVasive, Inc.	Vital Images, Inc. *
DexCom, Inc.	Orthovita, Inc. *	Volcano Corporation

*	While selected as a peer company in 2011, these companies have subsequently been acquired as of our 2011 fiscal year end and will no longer be included as a peer going forward.

Stock Ownership Guidelines

At the beginning of fiscal year 2011, consistent with our philosophy to align executives with shareholders and pay for performance, we established stock ownership guidelines for our executive officers, including the Named Executive Officers. These guidelines are intended to create a management team of owners, tying Company stock price performance to executive wealth and motivating sustainable long-term business value generation. The minimum ownership requirements (which do not take into account the Reverse Stock Split) are denominated as a fixed number of shares as follows:

Executive	Ownership Guideline
President & Chief Executive Officer	300,000 shares
Other Executive Officers	150,000 shares

At the beginning of the 2011 fiscal year, these guidelines represented value that was approximately 3.0x the CEO’s current annual base salary and at least 1.5x the current base salary for other executive officers. Given our decline in stock price over the year, these ownership levels now represent a lower value, but we believe that requiring these levels of whole share ownership by management provides added incentive to grow our stock price. For purposes of calculating ownership levels against these guidelines, the following types of ownership are calculated towards each officer’s guideline:

•	Restricted stock or RSUs that vest based on service (this includes awards that vest based on service and performance criteria, assuming the performance criteria have been met);

•	The in-the-money value of vested, stock-settled SARs, converted into a number of shares at the closing stock price at the time ownership is being measured; and

•	Common stock owned outright or in any Company deferred compensation plan or other program.

Since vested stock-settled SARs could be exercised and converted into shares of stock at any time, we believe it is appropriate that such SARs contribute to executive ownership without requiring executives to reduce the outstanding leverage they have from the Company’s long-term incentive program.

As of December 31, 2011, the ownership of all Named Executive Officers was at least 30% of their guideline, with the exception of Mr. Duggan who was hired in October. Our executive officers are expected to achieve the guidelines within three years of either their hire date or February 2011, the time at which the guidelines were established. The following table provides detail on our Named Executive Officers’ ownership as a percent of guideline at our last fiscal year end:

Executive	Ownership as % of Guideline
Michael P. Kaminski President & Chief Executive Officer	51%
Samuel W. Duggan, II Chief Financial Officer (hired October 1, 2011)	0%
Douglas M. Bruce (1) Chief Technology/Operations Officer	104%
Frank J. Cheng Senior Vice President, Marketing & Business Development	36%
Karen W. Duros Senior Vice President, General Counsel & Secretary	31%

(1)	Mr. Bruce resigned from the Company effective March 31, 2012.

Elements of the Compensation Program

The various elements of our executive compensation program, established through the process outlined above, are intended to provide competitive total compensation while aligning the behavior and action of Named Executive Officers with shareholder interests. For each component of Named Executive Officer compensation, the following table summarizes its purpose with respect to our compensation philosophy, applicable performance measures, and 2011 actions and outcomes pertaining to the component.

Component	Purpose	Performance Measures	2011 Outcomes
Base Salary	Fixed pay based on responsibilities of role; basic pay for recruiting and retaining top talent	Individual performance and contribution	Named Executive Officers received base salary increases ranging from 0% to 5.0% of salary
Annual Incentive	Motivates and rewards achievement of important annual goals that are key to generating shareholder value	Equal weighting between: revenue, orders, EP procedure growth, operating profit and strategic management objectives (MBOs)	Business performance resulted in no bonus payouts to our Named Executive Officers
Stock-Settled SARs	Leveraged pay opportunity motivating the creation of long-term shareholder value; stock settlement designed to promote share ownership	Stock price appreciation relative to strike price at grant	Awards were substantially underwater, with a strike price of $3.52 ($35.20 after the Reverse Stock Split) vs. a year-end stock price (as of December 31, 2011) of $0.82 ($8.20 based on the Reverse Stock Split)
Performance-based restricted stock	Equity award linked to key financial profitability milestones of our business	Equal weighting between: one quarter of positive EBITDA and two consecutive quarters of positive GAAP net income	Neither performance objective yet met; may still be achieved through December 31, 2013
Benefits	Standard compensation benefit; Named Executive Officers receive same benefits as other employees, and no special perquisites	N/A	N/A

Base Salary.  The Committee reviews base salaries annually, considering the individual performance of the officer, the competitive positioning of pay, and the responsibilities and experience of the individual. In February 2011, the Committee approved certain base salary adjustments for the Named Executive Officers, to recognize individual performance contributions during 2010 and consideration of competitive market data from the new peer group and survey data for high technology companies, as discussed previously.

Executive	2010 Base Salary	2011 Base Salary
Michael P. Kaminski President & Chief Executive Officer	$400,000	$420,000 5.0% increase
Daniel J. Johnston Former Chief Financial Officer (resigned August 15, 2011)	$320,000	$325,000 1.6% increase
Samuel W. Duggan, II Chief Financial Officer (hired October 1, 2011)	N/A	$270,000
Douglas M. Bruce (1) Chief Technology/Operations Officer	$320,000	$325,000 1.6% increase
Frank J. Cheng Senior Vice President, Marketing & Business Development	$275,000	$285,000 3.6% increase
Karen W. Duros Senior Vice President, General Counsel & Secretary	$270,000	$270,000

(1)	Mr. Bruce resigned from the Company effective March 31, 2012.

In October, 2011, as we sought to control cash expenses in response to our business performance, the Committee decided it was appropriate to convert a portion of each Named Executive Officer’s base salary into an equal value of RSUs. The value of the reduction represented a set percentage of each executive’s annual base salary, with the reduction spread over an 18-month period, are offset by restricted stock unit awards with a grant date fair value equal to the 18-month reduction. The restricted stock unit awards were granted in October and vest fully at the conclusion of the 18-month period on March 31, 2013.

Executive	2011 Base Salary	Modified Annual Base Salary Rate	Total Reduction over 18 Months
Michael P. Kaminski President & Chief Executive Officer	$420,000	$352,000	$102,000
Douglas M. Bruce (1) Chief Technology/Operations Officer	$325,000	$292,500	$48,750
Frank J. Cheng Senior Vice President, Marketing & Business Development	$285,000	$256,500	$42,750
Karen W. Duros Senior Vice President, General Counsel & Secretary	$270,000	$243,000	$40,500

Note: This program applied neither to our former CFO, who resigned prior to the program being in effect, nor to our current CFO, as it was deemed inappropriate as he was recruited into the Company at approximately the same time the Committee converted base salary value to RSUs.

(1)	Mr. Bruce resigned from the Company effective March 31, 2012.

The Committee determined that a temporary conversion of base salary into RSUs was appropriate versus strictly a reduction in cash compensation; any reduction in total compensation would be inconsistent with our philosophy to pay executives competitively. In addition, this approach still met our focus on reducing cash operating expense, and providing equity in lieu of base salary serves to add additional accountability to our executives for restoring stock price value and promotes the retention of management over the 18-month vesting period for the restricted stock unit awards. Details regarding the grants of RSUs are provided in the Long-Term Incentive Compensation section later in this Compensation Discussion & Analysis.

Annual Incentive Plan.  The Company’s annual incentive plan, the Management Bonus Plan, is intended to motivate Named Executive Officers to drive the financial performance critical to generating shareholder value for the Company. Under this program, each Named Executive Officer receives a target award opportunity, established each year and denominated as a percentage of each officer’s base salary. For each performance component of the plan, if target performance is achieved each Named Executive Officer’s bonus will be funded at the target level. For performance above or below target, payouts are respectively increased or decreased, with no payouts made for performance below a threshold performance level and additional payouts not earned beyond a maximum performance level.

Awards may also be adjusted up or down based on individual performance considerations, however, all individual adjustments are made such that the cumulative bonuses under the program paid still equal the total funding determined based on actual performance achievement against established plan goals. Such individual adjustments for Named Executive Officers are subject to the review and approval of the Committee. For fiscal year 2011, award opportunities as a percentage of base salary for Named Executive Officers remained unchanged relative to 2010. In addition, target opportunities were unaffected by the changes to base salary that occurred in October; specific opportunities by Named Executive Officers were as follows:

Executive	Threshold	Target	Maximum
Michael P. Kaminski President & Chief Executive Officer	$105,000 25% of base	$210,000 50% of base	$420,000 100% of base
Daniel J. Johnston Former Chief Financial Officer (resigned August 15, 2011)	$81,250 25% of base	$162,500 50% of base	$325,000 100% of base
Samuel W. Duggan, II (1) Chief Financial Officer (hired October 1, 2011)	$16,875 25% of base	$33,750 50% of base	$67,500 100% of base
Douglas M. Bruce (2) Chief Technology/Operations Officer	$81,250 25% of base	$162,500 50% of base	$325,000 100% of base
Frank J. Cheng Senior Vice President, Marketing & Business Development	$71,250 25% of base	$142,500 50% of base	$285,000 100% of base
Karen W. Duros Senior Vice President, General Counsel & Secretary	$54,000 20% of base	$108,000 40% of base	$162,000 60% of base

(1)	Mr. Duggan’s target incentive opportunity is pro-rated based on the proportion of the year he was employed following his October 1, 2011 start date.

(2)	Mr. Bruce resigned from the Company effective March 31, 2012.

The Committee identified five performance measures for the 2011 incentive plan: revenue, new orders of our Niobe and Odyssey systems, growth in electrophysiology (EP) procedures, operating profit, and strategic management objectives (MBOs). Relative to 2010, the metrics in our annual incentive plan reflect the elimination of a cash burn objective, which is redundant with our operating profit goal, and added two additional goal types. The first, EP procedure growth, reflects the utilization of our technology, indicating the broad-based adoption of our technology and driving growth in recurring revenue. The second new metric, strategic MBOs, links annual incentive payments to key non-financial objectives that management is expected to execute over the fiscal year, such as achieving particular growth in certain markets. The Committee views the ability to reward the achievement of qualitative, non-financial goals as an important piece of creating pay for performance alignment in our short-term incentive program.

In setting goals for the Management Bonus Plan’s various metrics, the Committee seeks to set attainable targets that represent the year-over-year improvement in the financial performance that drives the value of the business. In particular, our practice is to generally link target performance to our business plan and set threshold goals such that their achievement would still represent a level of improvement over the prior year. This ensures that no incentive payouts are made until performance improvement has been achieved in a given year. For the 2011 Management Bonus Plan, the Committee approved the following goals, weightings and threshold and maximum performance levels:

Performance Measure	Weighting	Threshold	Target	Maximum
Revenue	20%	$63.6 million	$73.5 million	$88.2 million
Orders	20%	$46.4 million	$51.5 million	$61.8 million
EP Procedures	20%	10,128	11,277	13,532
Operating Profit	20%	($15.6 million)	($12.2 million)	($9.8 million)
Other MBOs	20%	Strategic non-financial management objectives with performance and payout reviewed and determined by the Committee

Actual performance in 2011 resulted in no payouts to our Named Executive Officers. The following table summarizes the actual performance achievement in 2011 and corresponding bonus funding per metric. No element of the bonus plan earned any incentive plan funding:

Performance Measure	Weighting	Actual 2011 Achievement	Weighted Payout as % of Target
Revenue	20%	$42.0 million 57% of Target	0%
Orders	20%	$17.3 million 34% of Target	0%
EP Procedures	20%	9,842 87% of Target	0%
Operating Profit	20%	($31.9 million)	0%
Other MBOs	20%	N/A *	0%
Total Payout as % of Target			0%

*	Performance achievement with respect to other MBOs, which are qualitative non-financial objectives for management, is subjective and a specific quantitative measurement relative to target does not apply.

The Committee also retains the ability to exercise its discretion in adjusting both total bonus funding as well as the individual awards received by our Named Executive Officers. The Committee did not exercise its discretion with respect to total funding for 2011 Management Bonus Plan awards and, based on performance versus goal as outlined above, no bonuses were earned under the 2011 Management Bonus Plan. Target bonus awards for our Named Executive Officers versus actual bonuses received are summarized in the following table:

Executive	2011 Target Bonus	Actual Bonus Paid
Michael P. Kaminski President & Chief Executive Officer	$210,000	$0
Daniel J. Johnston Former Chief Financial Officer (resigned August 15, 2011)	$162,500	$0
Samuel W. Duggan, II Chief Financial Officer (hired October 1, 2011)	$33,750	$0
Douglas M. Bruce (1) Chief Technology/Operations Officer	$162,500	$0
Frank J. Cheng Senior Vice President, Marketing & Business Development	$142,500	$0
Karen W. Duros Senior Vice President, General Counsel & Secretary	$108,000	$0

(1)	Mr. Bruce resigned from the Company effective March 31, 2012.

Given our business performance over 2011, the Committee determined that the 2012 Management Bonus Plan should focus on restoring growth in revenues and capital orders and also making major progress towards being profitable. In addition, the bonus plan was divided into two semi-annual performance periods in order to reward participants for achieving distinct levels of performance in the first half of the year, as well as in the second half. The Committee believes that providing mid-year bonus opportunities creates a sense of urgency in driving our performance which is consistent with the Company’s current circumstances.

Long-Term Incentive Compensation.  The objective of the Company’s long-term incentive program is to directly align compensation outcomes with returns received by shareholders, build equity ownership within the management team, and motivate the sustainable financial performance that supports stock price growth. Long-term incentive awards are made pursuant to the Company’s 2002 Stock Incentive Plan, which permits grants of cash awards, stock options, stock appreciation rights or stock awards (e.g., restricted stock and RSUs). The Committee approves the population of recipients, size and terms of all awards made under the Plan at the beginning of each year, typically in February. The Committee throughout the year may also approve awards in connection with employee promotions, employee retention, an individual newly hired to the Company, or for purposes otherwise deemed to be in the best interest of the Company. The timing of these equity award grants is not based on the timing of the release of material, non-public information, nor is such information released for the purpose of affecting the value of executive compensation.

For fiscal year 2011, the Committee approved a special pull-forward award of long-term incentive value to Named Executive Officers, as well as to employees throughout the Company. Under the pull-forward award strategy, shares that would otherwise be granted in 2012 are instead pulled into 2011 equity awards. This is intended to result in larger long-term incentive opportunities in 2011 that will reinvigorate our employee base and recreate a start-up environment focused on achieving high levels of revenue and stock price growth. Since 2011 awards are intended to cover both 2011 and 2012 annual grant cycles, this approach continues to be consistent with our compensation philosophy to provide competitive equity award value. Specifically, 2011 awards are intended to provide value that, when averaged over 2011 and 2012, are generally positioned at the market median (subject to additional consideration of shares available for grant under the 2002 Stock Incentive Plan). For Named Executive Officers and other members of the Company’s management team, we provided pull-forward long-term incentive opportunities with the following equity vehicles and mix:

•	70% of long-term value was granted in the form of stock-settled SARs, which had the following key terms and conditions:

•

Have an exercise price of $3.52, the closing price of Stereotaxis’ stock on the date of grant, or $35.20 based on the Reverse Stock Split. The award made to Samuel Duggan has a different exercise price of $1.04, or $10.40 based on the Reverse Stock Split, as his award was made later in the year at the time he joined the Company;

•	Vest 25% on the first anniversary of the date of grant and in 36 equal monthly installments thereafter; and

•

Have a term until expiration of 10 years, which is an increase from the term of 5 years used for prior awards over the last several years. This was approved by the Committee and we intend to provide future awards with the extended term.

•	30% of long-term value in the form of performance-based restricted stock that vests based upon the achievement of the following criteria:

•	A three year service-based cliff vesting schedule; and

•

Over the three year service-based vesting period, two performance criteria goals must be achieved, with each respective goal enabling 50% of the shares to be earned and vested at the end of the service-based cliff vesting schedule; the particular goals were EBITDA and GAAP net income.

The awards granted to Named Executive Officers in 2011 not only reflect our intent to provide grant value that is approximately at the market median, but also to ensure that management and other employees are appropriately motivated and rewarded for driving performance. Our grant determination process also takes into consideration the dilutive effect of such awards and the number of shares available for grant under the 2002 Stock Incentive Plan. The Committee therefore approved the following grants of SARs and performance shares to Named Executive Officers during fiscal year 2011:

Executive	# Stock- Settled SARs(1)	Exercise Price(2)	# Performance- Based Restricted Shares(1)
Michael P. Kaminski President & Chief Executive Officer	26,250	$35.20	6,750
Daniel J. Johnston Former Chief Financial Officer (resigned August 15, 2011)	11,200	$35.20	2,880
Samuel W. Duggan, II (3) Chief Financial Officer (hired October 1, 2011)	17,500	$10.40	2,500
Douglas M. Bruce (4) Chief Technology/Operations Officer	9,450	$35.20	2,430
Frank J. Cheng Senior Vice President, Marketing & Business Development	9,450	$35.20	2,430
Karen W. Duros Senior Vice President, General Counsel & Secretary	6,300	$35.20	1,620

(1)	The number of SARs and Restricted Shares was recalculated based on the Reverse Stock Split.

(2)	The exercise prices represent adjusted exercise prices based on the Reverse Stock Split.

(3)

Mr. Duggan’s award represents the SARs and performance-based restricted shares that were granted in connection with his recruitment to the Company; the grant date of his award was October 3, 2011 versus February 15, 2011 for other Named Executive Officers. The service and performance vesting for Mr. Duggan’s award are the same as those provided for other officer awards and the exercise price of his SARs reflects the closing price on the date of grant.

(4)	Mr. Bruce resigned from the Company effective March 31, 2012.

As discussed with respect to our Named Executive Officer’s base salary compensation, special grants of RSUs were granted on October 10, 2011 in lieu of a portion of base salary compensation. These RSUs vest fully after 18 months on March 31, 2013 and were intended to provide a grant date fair value equal to the corresponding dollar reduction in base salary over the 18-month vesting period. The following awards were made to our Named Executive Officers on October 10, 2011 at a closing grant price of $1.09, or $10.90 as adjusted based on the Reverse Stock Split:

Executive	# RSUs(1)
Michael P. Kaminski President & Chief Executive Officer	9,357
Douglas M. Bruce (2) Chief Technology/Operations Officer	4,472
Frank J. Cheng Senior Vice President, Marketing & Business Development	3,922
Karen W. Duros Senior Vice President, General Counsel & Secretary	3,715

Note: Given the hire date of our CFO Mr. Duggan, he was not included in the program to shift base salary into RSUs.

(1)	The number of RSUs was recalculated based on the Reverse Stock Split.

(2)	Mr. Bruce resigned from the Company effective March 31, 2012.

Our intent for 2011 long-term awards was to provide two years of annual equity value up-front, so as to create additional incentive value for performance over 2011. However, given the financial results and significant year-over-year decline in our stock price over the year, the SARs granted in 2011 are significantly underwater and vesting criteria on performance-based restricted stock awards have not yet been met. The Committee therefore determined in early 2012 that it was appropriate to make a special equity grant to management and other key employees. These shares will vest based on two equally weighted adjusted EBITDA and adjusted net income performance objectives. The intent of this grant, which was delivered entirely in performance-based restricted shares, is to provide incentive value that bridges the gap between:

•	Our current financial performance and stock price levels; and

•	Our management team being able to realize actual value from fiscal year 2011 equity awards.

Consequently, while we believe that the fiscal year 2011 grants will ultimately provide value to our executives as business performance improves, we granted additional awards in 2012 to ensure retention of key employees (including our management team), reward stock price growth from the level of less than $1/share at that time, and continue to emphasize the achievement of profitability. In February 2012, at a grant price of $0.80, or $8.00 based on the Reverse Stock Split, the Committee therefore approved the following special equity incentive awards to Named Executive Officers:

Executive	# Performance-Based Restricted Shares(1)
Michael P. Kaminski President & Chief Executive Officer	17,500
Samuel W. Duggan, II Chief Financial Officer	7,500
Douglas M. Bruce (2) Chief Technology/Operations Officer	6,300
Frank J. Cheng Senior Vice President, Marketing & Business Development	6,300
Karen W. Duros Senior Vice President, General Counsel & Secretary	4,200

(1)	The number of restricted shares was recalculated based on the Reverse Stock Split.

(2)	Mr. Bruce resigned from the Company effective March 31, 2012.

In addition to the awards described above, we are also submitting our 2012 Stock Incentive Plan for approval by shareholders. As described in more detail in the applicable proposal section of this proxy statement, this incentive plan would replace the 2002 Stock Incentive Plan, which expired on March 25, 2012. In addition, we are also requesting the approval of shares to be granted under the 2012 Stock Incentive Plan, as we would otherwise be unable to make grants of equity for compensation purposes to our employees or non-employee directors. We view the ability to grant equity as a key element of our compensation program, both in regular awards to motivate employees as well as grants in order to recruit key talent into our organization. Nevertheless, given our financial and stock price performance, the size of our share request is intended to limit shareholder dilution and represent shares sufficient to make equity grants through the next anticipated annual meeting of shareholders in 2013.

Other Benefits

•

Healthcare and Other Insurance Programs:  All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

•

401(k):  We offer all eligible employees the opportunity to participate in a 401(k) plan to which the Company generally matches employee contributions dollar for dollar up to 3% of the employee’s salary during the employee’s period of participation. However, we have temporarily suspended the Company match given ongoing efforts to control our cash operating expenses. For the fiscal year 2011, we expensed $395,633 under the plan for all participants.

•

Employee Stock Purchase Plan:  The Company offers an employee stock purchase plan, under which all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, have the opportunity to buy an aggregate of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time. This plan has been temporarily suspended.

Policy on Recoupment of Incentive Compensation

In December 2010, the Compensation Committee of the Board approved the following policy on recoupment of incentive compensation.

In the event of a material restatement of financial results of the Company (other than a restatement required by a change of GAAP or accounting standards) due to fraud, gross negligence or willful misconduct on the part of any Senior Executive (as defined below) or any key employee, the Independent Directors will review all incentive compensation awarded to or earned based on the Company’s financial results, during the three fiscal years prior to the filing of the restated financial results, by each of the Senior Executives and any key employees involved in the fraud, gross negligence or willful misconduct. For this purpose, a financial statement or financial performance metric will be treated as materially inaccurate with respect to any Senior Executive or key employee who knowingly engaged in providing inaccurate information or knowingly failed to timely correct information relating to those financial statements or financial performance metrics.

The incentive compensation to be reviewed will include all incentive compensation based on financial results, including annual cash incentive bonus awards and all forms of equity-based compensation. If, in the view of the Independent Directors, the incentive compensation would have been lower if it had been based on the restated results, the Independent Directors may, upon consideration of all factors deemed relevant by the Independent Directors, and to the extent permitted by applicable law, seek recoupment from the Senior Executives, and any key employee whose acts or omissions contributed to the fraud, gross negligence or intentional misconduct, of any portion of such incentive compensation as it deems appropriate.

Any recoupment under this Policy may be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

The Board intends to incorporate the provisions of this Policy in future incentive plan documents, award agreements and employee agreements.

For purposes of this Policy, “Senior Executives” mean the Company’s executive officers (as defined under the Securities and Exchange Act of 1934, as amended).

Federal Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance based. As the cash compensation paid to our executive officers is below $1.0 million and the Compensation Committee believes that the stock options granted would meet the requirements for performance-based compensation, the Company believes that these limitations did not impact the Company in 2011.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors.

Fred A. Middleton, Chairman

William M. Kelley

Robert J. Messey

The Compensation Committee report and the report of the Audit Committee below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate by reference the Compensation Committee report or the Audit Committee report, and will not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

Mr. Middleton served as a member of our Compensation Committee during our last fiscal year and as our president from December 1996 through June 1997. Otherwise, none of our Compensation Committee members and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to the following executive officers (our “Named Executive Officers”) for fiscal years 2009, 2010 and 2011. For more information about the components of the total compensation, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Totals ($)
Michael P. Kaminski	2011	399,667	339,600	555,713	0	9,330	1,304,310
President and Chief Executive Officer	2010	400,000	-	281,250	50,000	9,330	740,580
	2009	400,000	90,666	-	45,334	9,338	545,338
Samuel W. Duggan, II (5)	2011	67,500	26,000	108,325	0	436	202,261
Chief Financial Officer
Daniel J. Johnston (6)	2011	202,292	101,376	237,104	0	32,807	573,579
Chief Financial Officer	2010	320,000	-	135,000	45,000	9,276	509,276
	2009	83,692	150,633	379,750	9,067	19,826	642,968
Douglas M. Bruce (7)	2011	316,042	134,286	200,057	0	9,264	659,649
Chief Technology/ Operations Officer	2010	320,000	-	135,000	42,000	9,276	506,276
	2009	299,167	72,533	60,828	36,367	9,233	478,128
Frank J. Cheng (8)	2011	276,208	128,286	200,057	0	228,418	832,969
Senior Vice President, Marketing and Business Development	2010	193,910	-	262,800	50,000	45,348	552,058
Karen W. Duros (9)	2011	263,250	97,524	133,371	0	5,764	499,909
Senior Vice President, General Counsel & Secretary	2010	66,635	-	191,800	7,616	254	266,305

(1)	Amounts reported include the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of grants of common stock and restricted shares and RSUs. Restricted share grants under the 2002 Stock Incentive Plan are performance-based and those that were outstanding were forfeited when certain performance criteria were not achieved by June 2010 and December 2010, respectively. Restricted shares granted to employees are valued at the fair market value at the date of grant. See Note 11 of the notes to our consolidated financial statements contained in our 2011 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	These amounts represent the aggregate grant date fair value of stock options and stock appreciation rights granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. See Note 11 of the notes to our consolidated financial statements contained in our 2011 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers. Please see the “Grants of Plan-Based Awards Table” for information on stock options granted in fiscal year 2011.

(3)	These amounts represent cash awards earned during the respective fiscal year under the applicable annual incentive programs, which were paid in the following fiscal year. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.

(4)	All Other Compensation includes non-routine compensatory payments as well as amounts contributed by us to the executive’s 401(k) plan and the payment of group term life insurance premiums. Included in All Other Compensation for Mr. Cheng includes $219,292 for relocation expenses relating to the sale of his home in 2011 and relocation allowance in the amount of $42,253 in 2010. All other Compensation for Mr. Johnston includes $24,537 of earned and unused vacation. No other single amounts exceeded $10,000 for any individual.

(5)	Mr. Duggan joined the Company on October 1, 2011.

(6)	Mr. Johnston resigned from the Company effective August 15, 2011.

(7)	Mr. Bruce resigned from the Company effective March 31, 2012.

(8)	Mr. Cheng joined the Company on April 19, 2010.

(9)	Ms. Duros joined the Company on October 4, 2010.

The following table sets forth certain information with respect to plan-based awards granted to each of our Named Executive Officers during the fiscal year ended December 31, 2011.

GRANTS OF PLAN-BASED AWARDS

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)
Michael P. Kaminski	2/15/2011	105,000	210,000	420,000		6,750	26,250	35.20	793,313
	10/10/2011					9,357		10.90	102,000
Daniel J. Johnston (6)	2/15/2011	81,250	162,500	325,000		2,880	11,200	35.20	338,480
Samuel W. Duggan, II	10/3/2011	16,875	33,750	67,500		2,500	17,500	10.40	134,325
Douglas M. Bruce (7)	2/15/2011	81,250	162,500	325,000		2,430	9,450	35.20	285,593
	10/10/2011					4,472		10.90	48,750
Frank J. Cheng	2/15/2011	71,250	142,500	285,000		2,430	9,450	35.20	285,593
	10/10/2011					3,922		10.90	42,750
Karen W. Duros	2/15/2011	54,000	108,000	162,000		1,620	6,300	35.20	190,395
	10/10/2011					3,715		10.90	40,500

(1)	Constitutes awards that could have been earned under the 2011 annual bonus program. Refer to “Compensation Discussion and Analysis” for additional information regarding cash payouts to Named Executive Officers.

(2)	All Other Stock constitutes performance based restricted stock issued in fiscal year 2011 and RSU’s issued in exchange for salary reduction in the fourth quarter of 2011, recalculated based on the Reverse Stock Split.

(3)	The number of securities has been recalculated based on the Reverse Stock Split.

(4)	The exercise price of stock subject to options and stock appreciation rights awarded under the plan is the fair market value of the stock on the date of grant. Under the terms of the plan, the fair market value of the stock is the closing sales price of the stock on the date of grant as reported by the NASDAQ Global Market. The exercise prices represent adjusted exercise prices based on the Reverse Stock Split.

(5)	Includes the full grant date fair value of options, stock appreciation rights, restricted stock awards or restricted stock units, computed in accordance with ASC 718, Compensation-Stock Compensation, applying the same valuation model and assumptions applied for financial reporting purposes. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(6)	Mr. Johnston resigned from the Company effective August 15, 2011.

(7)	Mr. Bruce resigned from the Company effective March 31, 2012.

The following table discloses information regarding outstanding awards under the Company’s 2002 Stock Incentive Plan, as amended, as of December 31, 2011. The number of shares underlying these awards has been recalculated based on the Reverse Stock Split.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (December 31, 2011)

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael P. Kaminski	7,982 1,388 6,944 22,000 4,791 8,958 9,375 5,729 -	- - - - 209 1,042 3,125 6,771 26,250	47.50 59.40 59.40 102.40 68.60 49.70 46.00 46.70 35.20	4/17/2012 5/27/2013 1/7/2014 2/7/2012 2/5/2013 5/28/2013 12/11/2013 2/17/2015 2/15/2021	6,750 9,357	55,350 76,727
Daniel J. Johnston (4)	9,843 2,291 458 -	7,657 2,709 542 11,200	45.00 46.70 46.70 35.20	6/30/2012 6/30/2012 6/30/2012 6/30/2012	2,880	2,361
Samuel W. Duggan, II	-	17,500	10.04	10/1/2021	2,500	2,050
Douglas M. Bruce (5)	4,861 694 1,041 1,041 776 1,594 2,239 2,833 2,750 -	- - - - - 70 261 1,167 3,250 9,450	47.50 59.40 67.70 80.00 41.00 41.00 49.70 33.80 46.70 35.20	1/31/2012 5/27/2013 1/27/2014 2/25/2012 2/7/2012 2/5/2013 5/28/2013 2/18/2014 2/17/2015 2/15/2021	2,430 4,472	19,926 36,670
Frank J. Cheng	1,875 3,375 -	2,625 5,625 9,450	48.60 36.50 35.20	4/20/2015 6/16/2015 2/15/2021	2,430 3,922	19,926 32,160
Karen W. Duros	2,916 -	7,084 6,300	40.02 35.20	10/3/2015 2/15/2021	1,620 3,715	13,284 30,463

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights that have not vested as of December 31, 2011. Option grants and SARs vest at the rate of 25% after one year of service from the date of grant, and monthly thereafter, over 36 additional months.

(2)	The amounts appearing in this column represent the total number of time-based restricted shares granted under our 2002 Stock Incentive Plan. Such shares will vest only if certain service conditions are achieved. Those goals have not yet been achieved.

(3)	Based on the closing price of $0.82 for the shares of our common stock on December 30, 2011 (the last business day of fiscal year 2011), or $8.20 based on the Reverse Stock Split.

(4)	As a result of Mr. Johnston’s resignation, all of his unexercised options and SARs terminated on June 30, 2012.

(5)	As a result of Mr. Bruce’s resignation, all of his unexercised options and SARs will terminate no later than September 30, 2012.

Option exercises and stock vested

With respect to the Named Executive Officers, no options or stock appreciation rights were exercised during the fiscal year ended December 31, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information regarding securities to be issued upon the exercise of outstanding options, warrants and rights, as estimated based on the Reverse Stock Split.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1) (2)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	562,733	$48.50	145,703
Equity compensation plans not approved by shareholders	-	-	-
Total	562,733		145,703

(1)	Includes 10,414 shares reserved for issuance under the 2009 Employee Stock Purchase Plan, and 36,468 shares reserved for issuance under the 2002 Stock Incentive Plan. Number of shares of common stock is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events, and such numbers have been recalculated based on the Reverse Stock Split.

(2)	Includes 98,820 shares of RSUs which may only be transferred upon vesting.

Potential Payments upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of a change of control of the Company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Benefits or payments under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

In addition, we have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Each of the employment agreements provide for payments at, following, or in connection with a variety of circumstances following the Named Executive Officer’s termination of employment or in the event of a change of control of the Company.

Following the description of each Named Executive Officer’s specific employment agreement, we have quantified, in tabular format, the potential payments and benefits upon termination or a change of control of the Company for each of the Named Executive Officers, assuming the Named Executive Officer’s employment terminated on December 31, 2011 and, if applicable, based on our closing stock price of $0.82 on that date or $8.20 based on the Reverse Stock Split. In calculating the value of acceleration of equity awards, the value of unvested options and SARs equals $8.20 per share minus exercise price for all such options or SARs and the value of the restricted shares equals $8.20 per share multiplied by the number of unvested restricted shares.

Provisions of awards under the 2002 Stock Incentive Plan

If a Named Executive Officer’s employment is terminated on or within one year after a change of control (or in the case of incentive stock options, in contemplation of a change of control, or in the case of restricted stock or SARs, the employee leaves for good reason, as defined in the agreement), the award agreements for such stock options, restricted stock and SARs under the 2002 Stock Incentive Plan provide as follows: (1) all unvested stock options and SARs will vest immediately and all unexercised options and SARs can be exercised for their remaining terms; and (2) all outstanding performance-based restricted stock awards vest immediately and become non-forfeitable.

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan accelerate in the event of termination by death or disability, although SARs and options could be exercised for specified periods following such termination events.

Employment Agreements and Quantification of Payments upon Termination or Change of Control

Mr. Kaminski.    If Mr. Kaminski is terminated without cause, he will be paid his monthly base salary for a period of 24 months, provided that, if he is reemployed by the Company or obtains comparable employment during such 24 month period, his salary continuation payments will be offset by the amount of salary from the Company or a new employer. In addition, the number of his stock options, stock appreciation rights or other equity awards subject to vesting over the 12 month period following any such termination will automatically vest as of the termination date and will be exercisable for a period of one year thereafter. In the event of a change of control of the Company, if Mr. Kaminski is not offered a comparable position and salary in the surviving entity after the change of control, he will be paid his monthly base salary for a period of 24 months after the termination of his employment. Additionally, 100% of his unvested options, stock appreciation rights and restricted shares will vest under the terms of the 2002 Stock Incentive Plan. Until April 1, 2013, the monthly base salary for such purpose will be the monthly base salary in effect prior to the October 2011 reduction in base pay. If Mr. Kaminski is terminated without cause or as a result of a change of control during a year in which he has served at least six months as president and chief executive officer, he is entitled to receive a bonus from any bonus plan in which he is a participant at the same level as the other management employees on a prorated basis based on the number of days worked. In the event of either a termination without cause or as a result of change of control, Mr. Kaminski will be entitled to his medical and dental benefits for a period of 24 months (subject to any requirements for employee contributions), except that such benefits will end if he obtains full time employment with another employer.

Other Named Executive Officers.    If a Named Executive Officer, other than Mr. Kaminski, is terminated by the Company without cause or within 12 months after a change of control of the Company, the Named Executive Officer will receive his or her monthly base salary as of the date of termination for 12 months following the date of termination. Until April 1, 2013, the monthly base salary for such purpose will be the monthly base salary in effect prior to the October 2011 reduction in base pay (except in the case of Mr. Duggan who joined the Company on October 1, 2011, and was not subject to a salary reduction). The officer also will receive continuation of medical and dental benefits (subject to any requirement for employee premium contributions) for 12 months, except that such benefits will terminate upon receipt of comparable benefits from another employer. Unvested stock options and other equity awards will vest in accordance with the terms of the 2002 Stock Incentive Plan. In the event of termination by the Company without cause, the salary continuation payments will be offset by the amount of any compensation the officer receives during the severance period from the Company, any other employer or as an independent contractor.

Based on a hypothetical termination date of December 31, 2011, the severance benefits for the Named Executive Officers would have been as follows:

Named Executive Officer	Termination without cause ($)	Involuntary termination following change of control ($)
Michael P. Kaminski (1)	868,261	868,261
Daniel J. Johnston (2)	N/A	N/A
Samuel W. Duggan, II	284,131	284,131
Douglas M. Bruce (3)	339,131	339,131
Frank J. Cheng	299,131	299,131
Karen W. Duros	284,131	284,131

(1)	Excludes amounts related to a potential bonus available to Mr. Kaminski upon termination without cause or in contemplation of a change of control as described above.

(2)	Mr. Johnston resigned from the Company effective August 15, 2011.

(3)	Mr. Bruce resigned from the Company effective March 31, 2012.

The foregoing payments with respect to each of the above Named Executive Officers include salary continuation payments and the value of accelerated vesting of equity awards as described above plus continued health and dental benefits in accordance with the terms of their respective employment agreements.

We do not currently maintain any other retirement or post-termination benefits plans. We do not currently maintain any change-in-control severance plans for our Named Executive Officers other than as described above.

V.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 29, 2012 by:

•	each person known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors or nominees;

•	each of our Named Executive Officers; and

•	all of our directors, nominees and executive officers as a group.

There were 78,081,906 shares of common stock outstanding as of June 29, 2012, or approximately 7,808,191 based on the Reverse Stock Split. Unless otherwise indicated, the table below includes the number of shares underlying options, debentures, and warrants that are currently exercisable or exercisable within 60 days of June 29, 2012, and the number of shares of each holder, as well as the number of shares into which debentures and warrants are exercisable, set forth in this table and in the footnotes to this table, have been recalculated based on the Reverse Stock Split. Shares of common stock subject to options, debentures and warrants that are currently exercisable or exercisable within 60 days of June 29, 2012 are considered outstanding and beneficially owned by the person holding the options, debentures or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name and Address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent shareholders
Alafi Capital Company LLC (1) 9 Commodore Drive, Suite 405 Emeryville, CA 94608	2,704,480	29.25%
Entities affiliated with Sanderling Ventures (2) 400 S. El Camino Real, Suite 1200 San Mateo, CA 94402	2,402,264	26.38%
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403	1,637,946	19.36%
Prescott Group Capital Management, L.L.C.(4) 1924 South Utica, Suite 1120 Tulsa, OK 74104	813,245	9.99%
Directors and Named Executive Officers
Fred A. Middleton (5)	2,456,794	26.91%
Christopher Alafi (6)	2,752,357	29.74%
David W. Benfer (7)	16,320	*
Joseph D. Keegan (8)	4,320	*
William M. Kelley (9)	17,812	*
Robert J. Messey (10)	15,830	*
William C. Mills III (11)	16,980	*
Eric N. Prystowsky (12)	9,070	*
Michael P. Kaminski (13)	90,858	1.15%
Samuel W. Duggan II	15,000	*
Daniel J. Johnston (14)	16,272	*
Douglas M. Bruce (15)	25,729	*
Frank J. Cheng (16)	21,274	*
Karen W. Duros (17)	13,766	*
All directors and executive officers as a group (15 persons)	5,493,796	51.06%

* Indicates ownership of less than 1%

(1)

Includes 1,266,628 shares held by and 1,437,852 shares issuable under warrants held by Alafi Capital Company LLC (“Alafi Capital”). Christopher Alafi, one of our directors, and Moshe Alafi are the managing partners of Alafi Capital and have full voting and investment power with respect to the shares owned by Alafi Capital. All information regarding ownership of Alafi Capital and its affiliates is based solely on a Schedule 13D filed by Alafi Capital on March 18, 2009, and Form 4s filed by Dr. Alafi on August 19, 2010, November 12, 2010, September 9, 2011, September 12, 2011, April 3, 2012, May 3, 2012, and May 14, 2012.

(2)	Includes: (a) 80 shares held by the Middleton McNeil Retirement Trust; (b) 83 shares held by Sanderling Ventures Management V; (c) 3,060 shares held by and 10,686 shares issuable under warrants held by Sanderling VI Beteiligungs GmbH & Co. KG; (d) 3,646 shares held by and 12,732 shares issuable under warrants held by Sanderling VI Limited Partnership; (e) 28,117 shares held by and 99,399 shares issuable under warrants held by Sanderling Ventures Management VI; (f) 53,276 shares held by Sanderling IV Biomedical Co-Investment Fund, L.P.; (g) 22,452 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P.; (h) 67,791 shares held by Sanderling Venture Partners V Co-Investment Fund, L.P.; (i) 11,097 shares held by Sanderling V Beteiligungs GmbH & Co. KG; (j) 11,957 shares held by Sanderling V Limited Partnership; (k) 39,716 shares held by Sanderling V Biomedical Co-Investment Fund, L.P.; (l) 78,135 shares held by Sanderling Venture Partners II, L.P.; (m) 1,500 shares held by Sanderling Management, LLC 401(k) Plan; and (n) 782,272 shares held by and 1,176,265 shares issuable under warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

The Middleton McNeil Retirement Trust has voting and dispositive authority over the shares owned by such trust. The trust’s trustees are Fred A. Middleton and Robert G. McNeil, who manage the trust for the benefit of Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing trust, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates, L.P. is the general partner of Sanderling Venture Partners II, L.P. and has voting and dispositive authority over the shares owned by Sanderling Venture Partners II, L.P. Middleton-McNeil Associates, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, LLC is the general partner of Sanderling IV Biomedical Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P. Middleton-McNeil Associates IV, LLC is managed by its members, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, L.P. is the general partner of Sanderling Venture Partners IV Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P. Middleton-McNeil Associates IV, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil & Mills Associates V, LLC is the Investment General Partner of Sanderling V Limited Partnership and Sanderling V Beteiligungs GmbH & Co. KG and the General Partner of Sanderling V Biomedical Co-Investment Fund, L.P. and Sanderling Venture Partners V Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by such entities. Middleton, McNeil & Mills Associates V, LLC is managed by its managing directors, Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Sanderling Ventures Management V is managed by Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management V, which individuals have voting and dispositive power over the shares owned by Sanderling

Ventures Management V. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Sanderling Ventures Management VI is managed by Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management VI, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management VI. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil, Mills & Associates, VI, LLC is the Investment General Partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Beteiligungs GmbH & Co. KG and Sanderling VI Limited Partnership and has voting and dispositive power over the shares owned by such entity. Sanderling Venture Partners VI Co-Investment Fund, L.P. is managed by its managing directors, Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of Sanderling Ventures and its affiliates is based solely on a Schedule 13D filed by Sanderling Ventures on March 18, 2009, and Form 4s filed by Mr. Middleton on August 19, 2010, November 12, 2010, April 3, 2012, May 3, 2012, and May 14, 2012.

(3)	All information regarding ownership of Franklin Resources, Inc. is based on Franklin Resources, Inc.’s participation in a PIPE transaction with Stereotaxis, Inc. on May 7, 2012 and on a Schedule 13G filed on February 10, 2012 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. The shares are owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc., including Franklin Advisers, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal shareholders of Franklin Resources, Inc. Franklin Advisers, Inc. has sole voting and sole dispositive power over 987,328 shares and the 650,618 shares issuable under warrants.

(4)	Prescott Group Aggressive Small Cap, L.P. (“Prescott Small Cap”) and Prescott Group Aggressive Small Cap II, L.P. (“Prescott Small Cap II” and, together with Prescott Small Cap, the “Small Cap Funds”) are the general partners of Prescott Group Aggressive Small Cap Master Fund, G.P. (“Prescott Master Fund”). Prescott Group Capital Management, L.L.C. (“Prescott Capital”) is the general partner of the Small Cap Funds and Mr. Phil Frohlich is the principal of Prescott Capital, and as a result Mr. Frohlich and Prescott Capital may direct the vote and disposition of these securities on behalf of the Small Cap Funds. The Small Cap Funds, Prescott Capital and Mr. Frohlich each disclaim beneficial ownership over these securities.

The totals reflect 480,842 shares of our common stock held by Prescott Master Fund together with the beneficial ownership of Prescott Master Fund from our common stock issuable upon conversion of the Debenture held by Prescott Master Fund as of the time of this filing after giving effect to a “blocker provision” in such Debenture under which the holder thereof does not have the right to convert such Debenture to the extent (but only to the extent) that such conversion would result in beneficial ownership by the holder thereof, or any of its affiliates, of more than 9.99% of our common stock then outstanding. In addition, Prescott Master Fund also holds a Convertible Debt Warrant, which is not exercisable until after the six-month and one-day anniversary of its issuance date on May 10, 2012, and consequently, any shares of Common Stock issuable upon exercise thereof are not beneficially owned by Prescott Master Fund as of the time of this filing and are excluded from the table above. The Convertible Debt Warrant contains a similar blocker as the Debenture. Without regard to such six-month and one-day limitation on exercise of the Convertible Debt Warrant and any limitations on conversion or exercise imposed on Prescott Master Fund by “blockers”, such Debenture and Convertible Debt Warrant held by Prescott Master Fund would be convertible or exercisable, as applicable, into (i) 595,061 shares of common stock issuable upon conversion of such Debenture and (ii) 595,061 shares of common stock issuable upon exercise of such Convertible Debt Warrant. All information regarding ownership of Prescott Capital is based on Prescott Master Fund’s participation in a convertible debenture transaction with Stereotaxis, Inc. on May 7, 2012 and a Schedule 13G filed on February 7, 2012 by Prescott Capital, the Small Cap Funds, and Mr. Frohlich

(5)	Includes 1,103,186 shares held by and 1,299,082 additional shares issuable under warrants held by Sanderling as described above. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by Sanderling and Middleton-McNeil L.P. except to the extent of his proportionate ownership interest therein. Also includes options to purchase 22,550 shares of common stock.

(6)	Includes 1,226,628 shares held by and 1,437,852 additional shares issuable under warrants held by Alafi Capital as described above. Dr. Alafi is a general partner of Alafi Capital and disclaims beneficial ownership of the shares and warrants held by Alafi Capital except to the extent of his proportionate partnership interest therein. Includes 223 shares held by the Alafi Family Foundation, 12,600 shares held by the Christopher Alafi Trust, and 3,000 shares held by Dr. Alafi’s mother. Also includes options to purchase 9,225 shares of common stock held by Dr. Alafi.

(7)	Includes 11,150 options to purchase shares of common stock.

(8)	Includes options to purchase 4,050 shares of common stock.

(9)	Includes options to purchase 13,552 shares of common stock.

(10)	Includes options to purchase 13,925 shares of common stock.

(11)	Includes options to purchase 14,075 shares of common stock.

(12)	Includes options to purchase 7,800 shares of common stock.

(13)	Includes options to purchase 60,431 shares of common stock.

(14)	Includes options to purchase 12,594 shares of common stock.

(15)	Includes options to purchase 14,564 shares. Also includes 10 shares owned by Mr. Bruce’s minor daughter. Mr. Bruce resigned from the Company effective March 31, 2012.

(16)	Includes options to purchase 11,044 shares of common stock.

(17)	Includes options to purchase 6,946 shares of common stock.

VI.	AUDIT COMMITTEE

Three non-employee directors comprise the Audit Committee. All are independent as defined in Nasdaq Rule 5605(a)(2) and Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934. The Board has adopted a written charter for the Audit Committee, which is posted at http://www.stereotaxis.com/investors/governance.html.

The Audit Committee assists the Board in its oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control, while the independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2011 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee discussed with the independent registered public accountants, the firm’s independence from our management including the matters in the accountants’ written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Our independent registered public accountants did not provide any non-audit services to us during 2011.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC. The Committee has appointed Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2012.

Submitted by the Audit Committee of the Board of Directors.

Robert J. Messey, Chair

William C. Mills III

David W. Benfer

VII.	PROPOSAL II: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2012 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2012. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the Annual Meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

VIII.	PROPOSAL III: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting of Shareholders, more than 95% of the shares were cast in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We currently plan to hold this vote annually, and the next such vote will be held at our 2013 Annual Meeting of Shareholders.

While this vote is advisory, and not binding on our company, it will provide information to our Compensation Committee regarding shareholders’ sentiment about our executive compensation philosophy, which the Committee will be able to consider when determining executive compensation in the future.

As you consider how to cast your vote, we encourage you to review the “Compensation Discussion & Analysis” section of this proxy statement. Stereotaxis’ compensation governance and planning processes are focused on creating a program that aligns executive pay outcomes with long-term value creation for shareholders. The Company’s 2011 executive compensation program and changes made in 2012 demonstrate our commitment to continual improvement of our pay programs and align executive pay and business performance. We believe the executive compensation program in place today supports the strategic goals of the Company and the need to drive positive performance gains. In particular, we believe the following points illustrate our commitment to pay for performance:

•	Reflecting business performance during 2011, no payouts were made to Named Executive Officers under the 2011 Management Bonus plan.

•	In October 2011, a portion of executive base salaries were converted to RSUs that will vest at the end of an 18 month period.

•

In 2011, we implemented stock ownership guidelines for our Named Executive Officers, as well as a specialized long-term incentive strategy intended to reinvigorate our employee base; we also adopted a new peer group, which we believe will provide a valuable resource for ensuring we maintain a competitive compensation program.

•

The 2012 bonus opportunity for our Named Executive Officers focuses on the achievement of business plan objectives with respect to revenues, capital orders and adjusted EBITDA. Performance will be measured and bonuses will be paid on a semi-annual basis to create further emphasis on a rapid turnaround in our business.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement under “Executive Compensation”, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosure contained in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

IX.	PROPOSAL IV: APPROVAL OF THE STEREOTAXIS, INC. 2012 STOCK INCENTIVE PLAN

On February 14, 2012, our Board of Directors initially adopted the Stereotaxis, Inc. 2012 Stock Incentive Plan (the “2012 Plan” or the “Plan”), and the Compensation Committee of the Board of Directors, on July 13, 2012, further revised the Plan subject to shareholder approval, which we are now seeking.

This new Plan replaces the Stereotaxis, Inc. 2002 Stock Incentive Plan, as amended, (the “2002 Plan” or the “Predecessor Plan”) which expired on March 25, 2012.

Set forth below is a summary of the material provisions of the 2012 Plan, including number of authorized shares requested for approval and material features in the new Plan that differ from, or remain unchanged from, the amended 2002 Plan. The summary of the provisions below is qualified in its entirety by the full text of the 2012 Plan, a copy of which is included as Exhibit A in this proxy statement.

Authorized Shares

As of March 25, 2012, the 2002 Plan expired and no further awards may be granted under that Plan, although awards previously granted under the 2002 Plan remain outstanding under their terms. At no time shall the number of shares of Stock issued pursuant to outstanding Awards granted under the 2012 Stock Incentive Plan exceed five hundred thousand (500,000) plus the number of shares of Stock subject to stock options, SARs and restricted stock units granted under the 2002 Stock Incentive Plan, up to a maximum of two hundred ninety thousand (290,000), which would have become available for grant under the terms of that Plan, by reason of the forfeiture, cancellation, expiration or termination of those awards, but for the expiration of that Plan.

As adjusted based on the Reserve Stock Split, as of the end of our 2011 fiscal year, there were:

562,733 shares of Stereotaxis stock underlying outstanding stock options, or stock appreciation rights, with a weighted average exercise price of $48.50 and a weighted average remaining term of 4.56 years. 151,479 shares of restricted stock or RSUs outstanding 36,468 shares remaining available for grant under the 2002 Plan.

On February 14, 2012, after our fiscal year end, but before the mailing of our proxy statement, the Compensation Committee of the Board granted an additional 85,250 performance shares. The Compensation Committee also granted 3,275 stock appreciation rights on February 21, 2012, and 2,710 stock appreciation rights on March 22, 2012. Both the performance shares and stock appreciation rights were granted from the available shares remaining in the 2002 Plan. The amounts of these grants have been adjusted based on the Reverse Stock Split. There were also forfeitures of outstanding stock options, stock appreciation rights, and restricted stock during this interim period.

Description of Material Provisions of the 2012 Plan that Differ from the 2002 Plan

The following represent material provisions of the 2012 Plan which differ from the Predecessor Plan:

Share Counting Rules

Any shares of stock tendered by a participant as full or partial payment to the Company to satisfy a purchase price of an award, any shares subject to an award under the Plan which are withheld to satisfy an applicable tax withholding, or any shares covered by a stock appreciation right which is settled for a lesser number of shares shall not become available for issuance under the Plan. However, any awards, which by their terms may only be settled in cash, do not reduce the number of shares available for issuance.

Amendment of Award Agreements

The Compensation Committee is specifically prohibited from amending the terms of outstanding award agreements without the approval of Company shareholders if such amendments would either reduce the exercise price of outstanding stock options or stock appreciation rights, or cancel an outstanding stock option or stock appreciation right in exchange for cash, another award, or another stock option or stock appreciation right that has an exercise price less than that of the original stock option or stock appreciation right.

Term of Stock Options and Stock Appreciation Rights

A maximum term of 10 years from the date of grant is set for all stock options and stock appreciation rights.

Dividends or Dividend Equivalents

No dividends or dividend equivalents shall be paid with respect to outstanding stock based awards that are intended to be Performance-Based Awards, as that term is defined in the Plan, nor shall dividends or dividend equivalents be paid on any outstanding stock options or stock appreciation rights.

Vesting Limitations

Each stock option and stock appreciation right shall have a minimum vesting period of three years from the date of grant, provided that such vesting may occur incrementally over the three years.

Change of Control

Change of control means the purchase or acquisition by any person or group, of beneficial ownership of 35% or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities entitled to vote in an election of directors.

The Committee may provide, in its sole discretion, for the termination of an award upon consummation of a change of control in exchange for a cash amount and/or issuance of a substitute award to substantially preserve the terms of any awards previously granted under the Plan. Any change must be in a manner consistent with Internal Revenue Code Section 409A.

Non-Employee Director Grants

It is the intent of the Company to provide equity grants to our non-employee directors through the 2012 Plan as opposed to being provided through a separately administered plan.

Description of Material Provisions of the 2012 Plan that are Unchanged from the 2002 Plan

Term of the Plan

The Plan shall terminate ten years after the date on which the Board approved the Plan and no awards shall be granted after the expiration of such ten-year period.

Eligible Participant

Any director or employee of the Company, or its subsidiaries, as well as any individual providing services to the Company may be selected to receive an award.

Administration

This plan is administered by the Board of Directors through a committee appointed by the Board. The Compensation Committee administers this Plan. Every member of the Compensation Committee is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “Independent Director” for purposes of the rules and regulations of the Nasdaq Global Market.

The Committee has full power to determine persons eligible to participate in the plan, to interpret this plan, to adopt the rules, regulations and guidelines necessary or proper to carry out this plan and to determine the type and terms of any awards to be granted. The specific terms, conditions, performance requirements, limitations and restrictions of any award will be set forth in an award agreement, entered into between the Company and a participant.

Types of Awards

An award under the Plan may be a stock option, either qualified or nonqualified, a stock appreciation right, a performance share, restricted stock or other cash-based or stock-based awards.

Stock Options.    The committee is able to grant nonqualified stock options and incentive stock options under the 2012 Stock Incentive Plan. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted (110% in the case of a 10% stockholder), and the exercise price of a nonqualified option must be determined by the committee, but may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is listed on the Nasdaq Global Market, the fair market value is the per share closing sale price for the common stock (or the average of the closing bid and asked prices if no sales were reported that day) on the date the option is granted.

Stock Appreciation Rights.    The committee has approved the issuance of stock appreciation rights under the Plan. Stock appreciation rights are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2012 Stock Incentive Plan.

Performance Shares.    A performance share award is an award denominated in units of stock, which will provide for payment of stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant shall be entitled to payout of the value of the award in shares of common stock.

Restricted Stock.    Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting requirement as determined by the Committee. The Committee shall have complete discretion to determine (i) the number of shares subject to a restricted stock granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component? Shares of common stock granted under any restricted stock agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired.

Other Stock-Based Award and Cash-Based Award.    The plan provides that awards of common stock, including fully vested stock grants, or other awards valued in whole or in part by reference to the fair market value of common stock may also be made under the plan in the form of other stock-based awards.

Restrictions on Transferability

Awards granted under this plan are generally not transferable by the participant except by law, will or the laws of descent and distribution, or by permission of the Committee.

Anti-dilution

In the event of any change in outstanding stock of the Company by reason of stock split, stock dividend, combination or reclassification of shares, or similar events, the Committee shall make adjustments to numbers of outstanding shares covered by awards and the price per share or such other equitable adjustments as it deems appropriate.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2012 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.    No taxable income is realized when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is realized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the differential between the fair market value on the date of grant and the exercise price is an alternative minimum tax preference item). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired pursuant to an incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one-year holding periods described above, he or she generally will realize ordinary income at the time of the disposition equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Performance Shares.    A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Other Stock-Based Awards.    A participant will generally recognize ordinary taxable income upon granting of a stock-based award that is not subject to vesting or performance achievement criteria. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. A participant will generally recognize ordinary taxable income upon the later to occur of the granting or the vesting of a cash-based award.

Tax Effect for the Company.    We generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers (other than the Chief Executive Officer and, in most circumstances, our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2012 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and establishing performance criteria that must be met before the award actually will vest or be paid. The 2012 Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.    Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements with respect to non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($165,000 in 2012) and employees with a certain level of ownership in the company.

Awards granted under the 2012 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the 2012 Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2012 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. SFAS 123(R) requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. Share-based compensation expense to be recognized would include the estimated expense for all stock awards granted on and subsequent to January 29, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R) and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 29, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the 2012 Stock Incentive Plan.

The Board of Directors and our executive officers have an interest in this proposal as they may receive awards under the 2012 Stock Incentive Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE STEREOTAXIS, INC. 2012 STOCK INCENTIVE PLAN

X.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The following fees were charged for professional services rendered by Ernst & Young LLP, our independent registered public accountants, in fiscal year 2010 and fiscal year 2011:

Description of Professional Service	Amount Billed for Fiscal Year
	2010 $	2011 $
Audit Fees – professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.	444,801	350,000
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	1,995	1,995
Tax Fees – professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	-
All Other Fees	-	-
Total Ernst & Young LLP Fees	446,796	351,995

Pre-Approval Policy

As described in the Audit Committee charter, which was amended and restated in August, 2011, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants. All of the audit services, audit-related services and tax services provided by Ernst & Young LLP during fiscal year 2011 were pre-approved in accordance with the Audit Committee’s policy.

XI.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our Code of Ethics and Business Conduct generally prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our Code of Ethics and Business Conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our Board of Directors, with any directors involved in the relevant transaction recused, or the Audit Committee reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our audit committee charter, which is published on our website at www.stereotaxis.com/investors/governance.html. However, the Board does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered.

Note and Warrant Purchase Agreement.    Effective November 10, 2010, we executed the Third Amendment to the Note and Warrant Purchase Agreement with Alafi Capital Company and certain affiliates of Sanderling Venture Partners (the “Lenders”) under which the Lenders committed to extend their October 2009 agreement to loan us an aggregate of $10 million on an unsecured basis through March 31, 2012. This facility may also be used by the Company to guarantee its loan commitments with Silicon Valley Bank, its primary bank lender, through the same extended term. In conjunction with this extension, we issued five-year warrants to purchase an aggregate of 80,000 shares of our common stock, at an exercise price of $40.15 per share to the Lenders, after giving effect to the Reverse Stock Split. Such number of warrants was equal to 32% of the $10 million extension with an exercise price equal to 10% above the price of common shares sold in the November 2010 public offering.

Effective March 30, 2012, we executed the Fourth Amendment to the Note and Warrant Purchase Agreement with the Lenders, in connection with the extension of our loan commitments with Silicon Valley Bank through April 30, 2012. We issued five-year warrants to purchase an aggregate of 75,734 shares of our common stock, after giving effect to the Reverse Stock Split, at an exercise price of $6.60 per share to the Lenders. The exercise price is equal to the closing bid price on March 29, 2012, the trading day immediately prior to the date of the amendment, adjusted based on the Reverse Stock Split.

Effective May 1, 2012, we executed the Fifth Amendment to the Note and Warrant Purchase Agreement with the Lenders, in connection with the extension of our loan commitments with Silicon Valley Bank through May 15, 2012. We issued five-year warrants to purchase an aggregate of 60,975 shares of our common stock, after giving effect to the Reverse Stock Split, at an exercise price of $4.10 per share to the Lenders. The exercise price is equal to the closing bid price on April 30, 2012, the trading day immediate prior to the date of the amendment, adjusted based on the Reverse Stock Split.

Effective May 7, 2012, we executed the Sixth Amendment to the Note and Warrant Purchase Agreement (“Sixth Amendment”) with the Lenders, in connect with the extension of our loan commitments with Silicon Valley Bank through March 31, 2013. The Lenders’ obligation to provide either direct loans to us or guarantee our loan commitments with Silicon Valley Bank was decreased from $10 million in aggregate to $3 million. We issued five-year warrants to purchase an aggregate of 234,305 shares of our common stock, after giving effect to the Reverse Stock Split, at an exercise price of $3.36 per share to the Lenders. The exercise price is equal to the closing bid price on May 4, 2012, the trading day immediately prior to the date of the amendment, adjusted based on the Reverse Stock Split.

Prior to May 7, 2012, the obligations under the $10 million loan or guarantee commitment, and the number of warrants granted under each of the amendments are split evenly between Alafi Capital Company and certain affiliates of Sanderling Venture Partners. Under the Sixth Amendment, the loan obligation or guarantee commitment of Alafi Capital Company is $1.0 million, and that of certain affiliates of Sanderling Ventures Partners is $2.0 million, and the warrants were granted on a proportionate basis. The Lenders are affiliates of Christopher D. Alafi and Fred A. Middleton, respectively. Each of these transactions was reviewed and approved by non-interested directors at a meeting of the Board of Directors, at which Mr. Middleton and Mr. Alafi were recused from the discussions and vote, or by the Audit Committee. Neither Mr. Middleton nor Mr. Alafi was a member of the Audit Committee.

XII.	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from reporting persons, we believe that all such persons timely filed such reports during the last fiscal year.

XIII.	GENERAL INFORMATION

A.	SHAREHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2013 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than the deadline as provided in the Company’s bylaws. If the Company holds its 2013 Annual Meeting on or about the anniversary date of this 2012 Annual Meeting, the deadline will be no later than March 22, 2013, which is 120 calendar days prior to the anniversary of July 20, 2012, the release date of this proxy statement relating to the 2012 Annual Meeting. However, if the Company holds its 2013 Annual Meeting of Shareholders in May, 2013, at approximately the date the Company has held its Annual Meeting in previous years, the deadline for shareholder proposals to be included in the proxy statement will be a reasonable time before the Company begins to print and mail its proxy materials. Such mailing and printing generally occurs at least 40 days before the meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our bylaws provide that shareholders seeking to bring business before an Annual Meeting of Shareholders, or to nominate candidates for election as directors at an Annual Meeting of Shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to shareholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an Annual Meeting of Shareholders or from making nominations for directors at an Annual Meeting of Shareholders.

Any shareholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the shareholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	The name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	The class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	Any material interest of the proposing shareholder(s) in such business; and

•

A statement as to whether either the proposing shareholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

B.	HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or Notices of Internet Availability of Proxy Materials addressed to those shareholders. This process is commonly referred to as “householding.” The Company and some brokers household annual reports, proxy materials, and Notices of Internet Availability of Proxy Materials, delivering a single annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you request otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials, our Annual Report, or Notice of Internet Availability Proxy Materials, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

C.	OTHER INFORMATION

The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person, if you held your shares directly as a registered holder. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

July 20, 2012

Exhibit A

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

1

9.	Vesting Limitations	6

10.	Withholding	7

11.	Nontransferability of Awards	7

12.	Investment Purpose	7

13.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions	7

14.	Amendment and Termination	8

15.	Effectiveness of the Plan	8

16.	Time of Granting of an Award	8

17.	Term of Plan	8

18.	No Right To Continued Employment	8

19.	Choice of Law	9

20.	Severability	9

2

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

1.        Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, consultants, and other individuals providing services to the Company and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company by providing recipients with a proprietary interest in the growth and performance of the Company.

2.        Definitions.    Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.        “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.        “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.        “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

D.        “Board” means the Board of Directors of the Company.

E.        “Cash-Based Award” means an Award described in Section 7 as a Cash-Based Award.

F.        “Change of Control” means the occurrence of one or more of the following:

(1)        The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(2)        Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(3)        The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any Award that (i) provides “non-qualified deferred compensation” within the meaning of Code Section 409A and (ii) settles upon a Change of Control, unless such foregoing event constitutes a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company in each case, as defined under Code Section 409A.

G.        “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

H.        “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

I.        “Company” means Stereotaxis, Inc., a Delaware corporation, and any successor thereto.

J.        “Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board or the Committee in which the Company has an interest. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) has the meaning ascribed to it under Rule 405 of the Securities Act of 1933, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

K.        “Fair Market Value” means the closing sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, on the date such Fair Market Value is measured of one share of Stock as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the shares of Stock are not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Stock are listed or admitted to trading or, if the shares of Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If shares of Stock are not publicly held or so listed or publicly traded, the Fair Market Value per share of Stock shall be 100% of the fair market value of a share of Stock on the date such Fair Market Value is measured, as determined in good faith by the Committee.

L.        “Incentive Stock Option” means a stock option which is intended to be an incentive stock option within the meaning of Code Section 422.

M.        “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N.        “Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

O.        “Other Stock-Based Award” means an Award granted pursuant to Section 7 and described as an Other Stock-Based Award.

P.        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Q.        “Participant” means any director or any employee of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as any individual providing services to the Company who is selected to receive an Award; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

R.        “Plan” means the Stereotaxis, Inc. 2012 Stock Incentive Plan.

S.        “Stock”means the common stock, par value of $0.001 per share, of the Company.

T.        “Stock Appreciation Right” means a stock appreciation right described in Section 6.

U.        “Subsidiary”means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.        Stock Subject to the Plan.

As of the date of adoption of this Plan by the Board or the Committee, as applicable, the number of shares of Stock available for Awards under the Plan shall be five hundred thousand (500,000). This maximum aggregate number of shares that may be issued under the Plan pursuant to Awards shall be increased, up to a maximum of two hundred ninety thousand (290,000) additional shares, by the number of shares of Stock subject to awards outstanding under the Stereotaxis, Inc. 2002 Stock Incentive Plan (“Prior Stock Plan”) as of the date hereof (“Prior Award Shares”) , but only to the extent such Prior Award Shares expire after the date of adoption of this Plan unexercised, or are forfeited after such date, with the expiration or forfeiture of an award under the Prior Stock Plan with respect to one share of Stock resulting in one share of Stock available for use or allocation to Awards granted pursuant to this Plan. The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be 1,000,000. The Company may, in its discretion, use shares of Stock held in the treasury in lieu of authorized but unissued shares of Stock. If any Award shall expire or terminate or be cancelled or forfeited for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are tendered by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall not be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation or used to satisfy a purchase price related to an Option, such withheld shares shall not be available for the purposes of the Plan. Shares of Stock subject to the grant of a Stock Appreciation Right shall not become available again for issuance under this Plan upon exercise or settlement of such Stock Appreciation Right for a lesser number of shares. Awards that by their terms may only be settled in cash shall not reduce the number of shares available for purposes of the Plan, and if cash is issued in lieu of Stock pursuant to an Award, such shares will not become available again for issuance under this Plan.

All the shares of Stock available under the Plan may be used for the grant of Incentive Stock Options.

4.        Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the

Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

Notwithstanding the foregoing, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s shareholders in accordance with applicable law or regulation to either reduce the exercise price of any outstanding Option or Stock Appreciation Right, or cancel any outstanding Option or Stock Appreciation Right in exchange for cash, another Award, or another Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

The Committee shall have the power and authority to determine which individuals, including individuals outside the United States, shall be eligible to receive Awards under the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement, separation from service or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to Participants employed by particular Employers or at particular locations.

5.        Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.        Type of Option.    Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee, provided that in no event shall a Non-Qualified Stock Option be granted in exchange for services performed by an individual unless the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A with respect to such individual. No individual may be granted Options to purchase more than 1,000,000 shares of Stock during any single fiscal year of the Company.

B.        Option Prices.    The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option, as determined under Section 16; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as determined in accordance with Code Section 422), the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C.        Exercise – Elections and Restrictions.    The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) through a net or cashless (including broker-assisted cashless exercise, to the extent permissible) form of exercise as permitted by the Committee, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), or (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b)  at least two years have elapsed since such prior Incentive Stock Option was granted.

D.         Option Terms.    The term of each Option shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. In no event shall Option holders be entitled to dividends or dividend equivalents with respect to such Options.

E.        Successive Option Grants.    As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F.        Additional Incentive Stock Option Requirements.    The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

6.        Stock Appreciation Rights.

A.        Grant Terms.    The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. The maximum number of shares of Stock subject to Awards for Stock Appreciation Rights for grants intended to qualify as Performance-Based Awards during a calendar year shall be 1,000,000. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement.

B.        Exercise Terms.    The exercise price per share of Stock of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock at the time of granting, as determined under Section 16, the Stock Appreciation Right. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

C.        Limitations.    The Committee may include in the Award Agreement such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. In no event shall Stock Appreciation Right holders be entitled to dividends or dividend equivalents with respect to such Stock Appreciation Rights.

7.        Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock, restricted Stock units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, if any, as the Committee shall determine, including, but not limited to, the right to receive fully-vested shares or the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement; provided that, the maximum Cash-Based Award that may be granted to a Participant in a calendar year is $1,000,000 to the extent it is also a Performance-Based Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to unvested Other Stock-Based Awards, including Other Stock-Based Awards that are intended to be Performance-Based Awards.

8.        Performance-Based Awards.

The Committee may, in its sole and absolute discretion, determine that certain Awards should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 8, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be determined by the Committee, in its sole and absolute discretion, from among the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; working capital; expense management; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating income (loss) (including earnings (loss) before income taxes, depreciation and amortization); net income (loss); profit returns; margins; stock price; working capital; business trends; production cost; product cost; return on assets; project milestones; and plant and equipment performance. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. Each performance measure that constitutes a criteria measured by reference to the Company’s financial statements shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the date the performance measures are established in writing, adjusted, to the extent permitted under Code Section 162(m), to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. The Committee shall have the discretion to adjust the amount payable on a Company-wide or divisional basis or to reflect individual performance and/or unanticipated factors; provided, however, that Awards which are designed to qualify as Performance-Based Awards may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.        Vesting Limitations.

Except as otherwise provided in this Plan, each Stock Option and Stock Appreciation Right shall have a minimum vesting period of three years from the date of grant of such award, provided that such vesting may occur incrementally over such three-year period. Except as otherwise provided in this Plan, the vesting schedule of any such Award may not accelerate except in the case of death, disability, retirement, a Change of Control, involuntary termination of employment without cause or voluntary termination for good reason. Except as otherwise provided in this Plan, whether an Award will be subject to accelerated vesting upon the occurrence of one or more of these events shall be specified in Award Agreement relating to such Award or another agreement with the Participant, such as an employment agreement.

10.        Withholding.    Upon exercise of an Option, the Company shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company. Prior to the payment, settlement, or vesting of any Award other than an Option, the Participant shall pay to the Company, or make arrangements acceptable to the Company for the payment of, amounts sufficient for the Company to satisfy its required statutory withholding obligations. The Company shall have the right to satisfy its required statutory withholding obligations by withholding an amount of cash otherwise due to a Participant (or shares of Stock for Awards settled in shares of Stock) upon the settlement of any Award.

11.        Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

12.    Investment Purpose.

Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

13.        Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, consolidation, split-up, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums, will be increased to reflect such substitution or assumption.

In the event of a Change of Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)        Termination of an Award upon the consummation of the Change of Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A and only to the extent the terminated Award has, in the discretion of the Committee, a positive value as of the termination date); and/or

(2)        Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A) which are outstanding upon the consummation of the Change of Control.

Prior to the consummation of a Change of Control, the Committee may also provide for accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee.

14.        Amendment and Termination.

The Board or the Committee may at any time terminate the Plan, or make such modifications to the Plan as either shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the shareholders of the Company, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

15.        Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

16.        Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board or the Committee).

17.        Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board or the Committee and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

18.        No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

19.        Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law. Unless otherwise provided in an Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement.

20.        Severability.    If any provision of the Plan is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

* * *

The foregoing Plan was approved and adopted by the Committee on July 13, 2012.

STEREOTAXIS, INC. MARTIN STAMMER, CORPORATE CONTROLLER 4320 FOREST PARK AVENUE, SUITE 100 ST. LOUIS, MO 63108

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M45363-P28832	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEREOTAXIS, INC. Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following:			☐	☐	☐
1.	To elect two Class II directors to serve until our 2015 annual meeting of stockholders;
Nominees for Class II:
01) Joseph D. Keegan
02) Robert J. Messey

Vote On Proposals

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4 below:								For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.							☐	☐	☐
3.	To approve, by non-binding vote, executive compensation.							☐	☐	☐
4.	To approve the Stereotaxis, Inc. 2012 Stock Incentive Plan.							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

If no box is marked with respect to proposals 1, 2, 3, or 4, the undersigned will have been deemed to vote as the Board of Directors recommends for such proposals, and in the discretion of the proxy holders, for such other business as may properly come before the meeting.

Please sign, date and return the proxy promptly, using the enclosed envelope.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

▲ FOLD AND DETACH HERE ▲	M45364-P28832

PROXY STEREOTAXIS, INC. Annual Meeting of Stockholders - August 22, 2012
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael P. Kaminski, Samuel W. Duggan II and Karen Witte Duros and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 8:00 a.m., Central Time on August 22, 2012, or at any adjournment or postponement thereof, with all powers which the undersigned would posses if present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4. IF NO CHOICE IS SELECTED, THE PROXY WILL VOTE THE SHARES IN ACCORDANCE WITH SUCH RECOMMENDATION.

Continued and to be signed on reverse side